UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SVB FINANCIAL GROUP

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders

Thursday, April 25, 2013

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 25, 2013 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected.

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013.

3.	Approve an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”).

4.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted by proxy.

Only stockholders of record at the close of business on February 26, 2013 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 8, 2013

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

¡	Indicates matters to be voted on at the Annual Meeting.

i

SUMMARY INFORMATION

This summary highlights our 2012 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review the entire Proxy Statement and our Annual Report on Form 10-K. (For more information about our 2012 performance, see our 2012 annual letter to our stockholders.)

2012 COMPANY PERFORMANCE HIGHLIGHTS

2012 Financial Performance

In 2012, we continued to deliver strong financial results:

•	All time high of $21.3 billion in average total assets (up 14% from 2011).

•	Exceptional loan growth, with average loan balances of $7.6 billion (up 30% from 2011).

•	Increase of 14% to our deposit franchise from 2011:

¡	Higher average deposit balances of $17.9 billion (up 15% from 2011).

¡	Higher off balance sheet average client investment funds of $20.2 billion (up 14% from 2011).

•	Continued strong profitability:

¡	Earnings per diluted share (“EPS”) of $3.91 and consolidated net income available to common stockholders of $175.1 million (comparable to 2011 levels).

¡	All time high net interest income of $617.9 million (up 17% from 2011).

¡	Higher net interest margin of 3.19%, compared to 3.08% for 2011, despite low interest rate environment.

•	Solid return on average equity (“ROE”) performance of 10.09%.

•	Book value per common share of $41.02 at year-end (up 14% from 2011 year-end).

•	Disciplined credit underwriting, with net charge offs of 0.31% of average total gross loans and non-performing assets of 0.17% of total assets for 2012.

•	Continued strong capital and liquidity levels.

2012 Business Performance

We continued to execute on our long-term growth strategy and on our mission to help our clients:

•	Continued execution of global growth initiatives, including the opening of our first branch in the United Kingdom and the launch of our new joint venture bank in China.

•	Growth in client market share.

•	Strong client focus:

¡

Addition of new products and services to improve and simplify our clients’ experience, including a new mobile banking platform, increased business-to-business payment solutions, and streamlined client on-boarding services.

¡	Improvement in our already strong scores from our annual client satisfaction survey for the fifth consecutive year.

•

Emphasis on operational efficiency, including the opening of our operational hub in Tempe, Arizona, which is designed to lower our long-term operational expense growth trajectory and to provide us with access to broader banking operations and information technology talent.

2012 Performance

•	Strong financial growth
•	Continued profitability
•	Achievement of global growth milestones
•	Continued focus on clients

    SUMMARY INFORMATION

ANNUAL MEETING

Time and Date:	4:30 p.m. (Pacific Time), April 25, 2013
Place:	SVB Financial Group Kellogg Auditorium 3005 Tasman Drive Santa Clara, California 95054
Record Date:	February 26, 2013
Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference
Proposal No. 1 - Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 - Ratification of KPMG LLP as Auditors for 2013	For	65

Proposal No. 3 - Advisory (Non-Binding) Vote on Executive Compensation	For	66

DIRECTOR NOMINEES

We are seeking your vote FOR all of the director nominees listed below:

Name	Age	Year First Elected By Stockholders	Principal Occupation	Independent	Board Committee Membership*
					Audit	Compensation	Credit	Finance	Governance
Greg W. Becker	45	2011	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank	No
Eric A. Benhamou	57	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	Yes				X	C
David M. Clapper	61	2005	Chief Executive Officer, Minerva Surgical, Inc.	Yes	X		C
Roger F. Dunbar	67	2005	Board Chairman SVB Financial Group; Retired, Former Global Vice Chairman, Ernst & Young, LLP	Yes	C			X	X
Joel P. Friedman	65	2005	Retired, Former President, Business Process Outsourcing, Accenture	Yes				C	X
C. Richard Kramlich	77	2005	Chairman, Co-Founder and General Partner, New Enterprise Associates	Yes		X		X
Lata Krishnan	52	2008	Chief Financial Officer, Shah Capital Partners	Yes	X			X
Jeffrey N. Maggioncalda	44	2012	President and Chief Executive Officer, Financial Engines	Yes		X	X
Kate D. Mitchell	54	2010	Co-Founder and Managing Director, Scale Venture Partners	Yes	X	C
John F. Robinson	66	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	Yes	X	X	X
Garen K. Staglin	68	2012	Proprietor, Staglin Family Vineyard	Yes			X		X

* “C” denotes committee chairperson

    SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

• All independent directors, except for CEO director

• Seasoned Board with diverse experience

• Separate Board Chairperson and CEO roles

• Annual election of directors

• Board (and individual committee) oversight of risk management

• Annual Board and committee evaluations

• Regularly-held executive sessions of non-management directors

• Executive and director equity ownership guidelines

• Active stockholder engagement practices

• Annual Say on Pay vote

• Independent Board approval of CEO compensation

AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2013 fiscal year. The following table summarizes the fees billed or expected to be billed by KPMG for 2012 and 2011:

	2012	2011
Audit fees	$4,361,548	$4,146,398
Audit-related fees (1)	191,993	198,391
Tax fees (2)	557,412	569,274
All other fees (3)	398,985	273,581

Total	$5,509,938	$5,187,644

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and advice.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2012 Say on Pay

At our April 2012 annual meeting, we received 94% of the votes cast in approval of our 2011 executive compensation program as described in our 2012 proxy statement.

2012 Executive Compensation Highlights

For summaries of the highlights of our 2012 executive compensation, and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 30.

IMPORTANT DATES FOR 2014 ANNUAL MEETING

Stockholder proposals for inclusion in our 2014 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 15, 2013. Notice of stockholder proposals for the 2014 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 27, 2013 and no later than January 26, 2014.

    SUMMARY INFORMATION

Mailed to Stockholders on or about March 15, 2013

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

PROXY STATEMENT GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at the 2013 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 in the Kellogg Auditorium, on Thursday, April 25, 2013 at 4:30 p.m., Pacific Time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.)

Record Date

Only stockholders of record on February 26, 2013 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 44,845,794 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), outstanding.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. The Company’s principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and its telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2012 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. See also “Information About Voting and Proxy Solicitation—Delivery of Proxy Materials” below.

    PROXY STATEMENT INFORMATION

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to the Company’s bylaws, the Board of Directors shall consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the number of authorized directors is fixed at twelve (12), and the Board has fixed the number at eleven (11) as of the date of the Meeting.

Additionally, under the Company’s bylaws, the Board of Directors shall not have more than two directors who do not meet the definition of an “Outside Director.” An Outside Director is any director who meets the independence and experience requirements of the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our Chief Executive Officer, are considered Outside Directors.

Nominees for Director

All Proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board of Directors for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. All of the nominees have served as directors of the Company since the last annual meeting of stockholders in April 2012. All of our incumbent directors, except for Ms. Yoon, are nominees for re-election to the Board.

If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee designated by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Directors of the Company serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Director Biographies

The biographical information for each of the director nominees is as follows:

Greg W. Becker	Board Committees: N/A	Independent: No

Mr. Becker, age 45, was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined the Company in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions with the Company, including Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of Silicon Valley Bank (since 2008). Mr. Becker has served as a director of the Company since 2011.

Private Directorships:

• Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2011)

• Bay Area Council, a public policy advocacy organization (since 2011) (as director and executive committee member)

Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004 – 2011)

Mr. Becker holds a bachelor’s degree in Finance from Indiana University.

The Board believes that Mr. Becker possesses specific attributes which qualify him to serve on the Board, including his experience as an executive officer of the Company and his extensive experience with the Company and within the banking industry working with public and private technology, life science and venture capital clients.

    BOARD & CORPORATE GOVERNANCE

Eric A. Benhamou	Board Committees:	Independent:
	• Governance, Chair	Yes
• Finance

Mr. Benhamou, age 57, is Chairman and CEO of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. He also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations. Mr. Benhamou has served as a director of the Company since 2005.

Public Directorships:	• Chairman, Cypress Semiconductor, a semiconductor company (since 1993)

Private Directorships:

• SwiftTest, Inc., a commercial IP network testing tool developer (since 2010)

• Purewave, Inc., a developer of outdoor compact base stations for the 4G marketplace (since 2010)

• ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007)

• Finjan Corporation, a global provider of proactive web security solutions (since 2006)

Other Experience:

• Executive committee member, Stanford University School of Engineering (since 1996)

• Executive committee member, Ben Gurion University of Negev (since 2000)

• Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society (since 2000)

Prior Directorships:

• RealNetworks, Inc., creator of digital media services and software (2003-2012)

• Chairman, 3Com Corporation, a public networking solutions provider (1990-2010)

• Voltaire Ltd., a public grid computing network solutions company (2007 – 2011)

• Dasient, a security company that provides malware detection and prevention solutions (2010-2011)

• Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (1999-2007)

• Other private directorships: Atrica, Go Networks, WisdomArk (various dates from 2000-2008)

Other Prior Experience:

• Visiting professor, INSEAD Business School (2003-2012)

• Interim Chief Executive Officer of Palm, Inc. (2001-2003)

• Chief Executive Officer, 3Com Corporation (1990-2000), and other various senior management positions

• Executive committee member, Computer Science and Telecommunications Board (CSTB) (2003-2008)

• Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

• Member, US-Israel Science and Technology Commission (2003)

• Executive committee member, TechNet

Mr. Benhamou holds an engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France, a master’s degree in Science from the School of Engineering at Stanford University and several honorary doctorates.

The Board believes that Mr. Benhamou possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private technology companies (as part of management and/or as a director and investor), as well as his experience in the global markets, particularly in Israel and Europe.

    BOARD & CORPORATE GOVERNANCE

David M. Clapper	Board Committees:	Independent:
	• Credit, Chair	Yes
• Audit

Mr. Clapper, age 61, has been the Chief Executive Officer of Minerva Surgical, a medical device company, since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery in 2008, as well as a variety of public and private company directorships. Mr. Clapper has served as a director of the Company since 2005.

Private Directorships:

• Arqos Surgical, Inc., a technology holding company (since 2011)

• IOGYN, Inc., a medical device company (since 2011)

• CORRX, Inc., a medical device company (since 2011)

• Corinth Medical, a medical device company (since 2011)

• RELIGN Corporation, a medical device company (since 2011)

• MOSIAX, Inc., a medical device company (since 2011)

Prior Directorships:

• Neomend, a designer of surgical sealants and adhesion prevention products (acquired by CR Bard) (2010-2012)

• Baxano, a private medical device manufacturer (2009-2011)

• Dfine, Inc., a private electrosurgical system developer (2007-2011)

• Sierra Surgical Technologies, a private surgical device company (2007-2011)

• Pulmonx, a private medical device company (2003-2006)

• Conor Medsystems, a public developer of drug delivery technology (acquired by Johnson and Johnson) (2004-2007)

• St. Francis Medical Technology, a private medical device manufacturer (acquired by Kyphon/Medtronic) (2006)

• Novacept, a private medical device company (acquired by Cytyc/Hologic) (1999-2004)

• Focal, Inc., a public company developer of surgical sealants (acquired by Genzyme/Sanofi) (1994 to 1999)

Other Prior Experience:

• President and Chief Executive Officer, Novacept (1999-2004)

• President and Chief Executive Officer, Focal, Inc. (1994 to 1999)

• Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Mr. Clapper holds a bachelor’s degree in Marketing from Bowling Green State University.

The Board believes that Mr. Clapper possesses specific attributes which qualify him to serve on the Board, including his experience with both public and private life science companies (as part of management and/or as a director).

    BOARD & CORPORATE GOVERNANCE

Roger F. Dunbar	Board Committees:	Independent:
	• Audit, Chair • Finance • Governance	Yes

Mr. Dunbar, age 67, is our current Chairman of the Company’s Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2013-2014 director term. Mr. Dunbar retired from Ernst and Young in 2004, where he served in a variety of positions since 1974, including key leadership positions. Mr. Dunbar has served as a director of the Company since 2005.

Private Directorships:	• Desert Mountain Property, Inc. (since 2009) • Desert Mountain Club, Inc. (since 2009)

Prior Experience with Ernst & Young:

• Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

• Member, Global Practice Council, London, United Kingdom (2000-2004)

• Member, Global Management Committee, London, United Kingdom (2000-2004)

• Member of US Area Managing Partners Leadership Group (1992-2000)

• Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004)

Other Prior Experience:

• Teacher, Santa Clara University’s Graduate School of Business

• Teacher, Ernst & Young’s National Education Program

• Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

• Joint Venture Silicon Valley’s 21st Century Education Board

• U.S. Naval Officer (1967-1980)

Mr. Dunbar holds a bachelor’s degree in Business from San Francisco State University and holds a master’s degree in Business Administration from Santa Clara University. Mr. Dunbar is a certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA.

The Board believes that Mr. Dunbar possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized independent auditing firm, his prior accounting and audit experience with both public and private companies, his prior experience working with venture capital firms, and his strategic and operational experience in global markets, particularly in the United Kingdom and Israel.

    BOARD & CORPORATE GOVERNANCE

Joel P. Friedman	Board Committees:	Independent:
	• Finance, Chair	Yes
• Governance

Mr. Friedman, age 65, retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. Mr. Friedman has served as a director of the Company since 2005.

Public Directorships:	• NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006)

Private Directorships:

• Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2005)

• Advisory Director, Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2013; director from 1991-2012)

Prior Experience with Accenture:	• President of the BPO organization • Managing Partner, Banking and Capital Markets • Managing General Partner, Accenture Technology Ventures • Founder, Accenture strategy consulting practice

Prior Directorships:

• EXL Service (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

• Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

• Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

• Other directorships completed prior to 2008 include: Accenture, a global management consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and TheBrain Technologies.

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Mr. Friedman holds a bachelor’s degree in Economics from Yale University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Friedman possesses specific attributes which qualify him to serve on the Board, including his management experience with a nationally-recognized global consulting firm that involved work with venture capital funds, the banking industry and capital markets.

    BOARD & CORPORATE GOVERNANCE

C. Richard Kramlich	Board Committees:	Independent:
	• Compensation	Yes
• Finance

Mr. Kramlich, age 77, is Chairman, Co-Founder and General Partner of New Enterprise Associates (“NEA”), a venture capital firm founded in 1978. Prior to founding NEA, Mr. Kramlich held a variety of senior management positions with financial services firms. Mr. Kramlich has served as a director of the Company since 2005.

Public Directorships:	• Zhone Technologies, provider of broadband access equipment (since 1999) • Sierra Monitor Corporation, provider of hazardous gas detection systems (since 1984)

Private Directorships:

• Tabula, a semiconductor company (since 2005)

• Visual Edge Technologies, an imaging solutions company (since 2002)

• Xoom, a money transfer company (since 2004)

• TriAlpha Energy, a nuclear fusion research company (since 2006)

• Movius, a messaging, collaboration and mobile media solutions company (since 2007)

Prior Directorships:

• Financial Engines, an investment advisory firm (1997-2011)

• Kor Technology, an aerospace defense technology company (acquired by Mercury Computer) (2006-2011)

• Force10 Networks (acquired by Dell Inc.) (2000-2011)

• Other directorships completed prior to 2008 include: Silicon Graphics; 3Com Corporation (acquired by Hewlett-Packard); Healtheon/WebMD; Immunex (acquired by Amgen); Juniper Networks; Macromedia (acquired by Adobe); Semiconductor Manufacturing International; Celetronix (acquired by Jabil); Decru (acquired by NetApp); Chalone Wine Group (acquired by Diageo); Ascend Communications (acquired by Lucent Technologies); Dallas Semiconductor (acquired by Maxim Integrated Products); Foveon (acquired by Sigma Corporation); InfoGear (acquired by Cisco Systems); NetSolve (acquired by Cisco Systems); NEXT HOP (acquired by U4EA Technologies); MaxiScale Technology; Fabric7 Systems; Informative (acquired by Satmetrix, Inc.)

Other Prior Experience:	• General Partner, Arthur Rock & Associates (1969-1977) • Executive Vice President, Gardner & Preston Moss (1964-1969) • Chairman and President, National Venture Capital Association

Mr. Kramlich holds a bachelor of science degree in History from Northwestern University and a master’s degree in Business Administration from Harvard University.

The Board believes that Mr. Kramlich possesses specific attributes which qualify him to serve on the Board, including his extensive experience as a co-founder and partner of a prominent venture capital firm and his experience investing and serving as a director on a variety of public and private companies, as well as his experience in global markets, particularly in China.

    BOARD & CORPORATE GOVERNANCE

Lata Krishnan	Board Committees:	Independent:
	• Audit	Yes
• Finance

Ms. Krishnan, age 52, is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms. Ms. Krishnan has served as a director of the Company since 2008.

Private Directorships:

• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001)

• The Commonwealth Club, a public affairs forum (since 2004)

• Enlighted, Inc., an information technology consulting firm (since 2010)

Other Experience:	• Fellow, American Leadership Forum (since 1998)

Prior Directorships:

• TiE, a non-profit global network of entrepreneurs and professionals

• Global Heritage Fund, an international heritage conservancy (2009-2011)

• CEO Women, an organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

• America’s Foundation for Chess, a foundation committed to children’s education (2003-2011)

• Global Philanthropy Forum, a council on world affairs (2006-2011)

• Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

• Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

• Various corporate accounting and finance positions with Montgomery Services

• Various corporate accounting and finance positions with Arthur Andersen & Company LLP

• Various corporate accounting and finance positions with Hill Vellacott & Company in London

Ms. Krishnan holds a bachelor of science degree with honors from the London School of Economics and is a member of the Institute of Chartered Accountants in England and Wales.

The Board believes that Ms. Krishnan possesses specific attributes which qualify her to serve on the Board, including her financial background and experience with a leading technology private equity fund, as well as her experience in global markets, particularly in India.

    BOARD & CORPORATE GOVERNANCE

Jeffrey N. Maggioncalda	Board Committees:	Independent:
	• Compensation	Yes
• Credit

Mr. Maggioncalda, age 44, is the Chief Executive Officer of Financial Engines, an independent investment advisory firm. Mr. Maggioncalda has served in this role since Financial Engines’ inception in 1996. Mr. Maggioncalda has served as a director of the Company since 2011.

Prior Directorships:	• Affinity Circles, a social networking developer

Other Prior Experience:	• Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Mr. Maggioncalda holds a bachelor’s degree in Economics and English from Stanford University and a master’s degree in Business Administration from Stanford University.

The Board believes that Mr. Maggioncalda possesses specific attributes which qualify him to serve on the Board, including his financial services experience, as well as his executive experience at a public company.

Kate D. Mitchell	Board Committees:	Independent:
	• Compensation, Chair	Yes
• Audit

Ms. Mitchell, age 54, is Managing Partner and Co-Founder of Scale Venture Partners (“Scale”), a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America. Ms. Mitchell has served as a director of the Company since 2010.

Private Directorships:	• Jaspersoft, Inc., a manufacturer of business intelligence software (since 2009) • mBlox, Inc., a mobile transaction network provider (since 2010)

Other Experience:	• Silicon Valley Bank Venture Capital Advisory Board (since 2008)

Prior Directorships:

• Acusphere, Inc., public pharmaceutical company (1999-2005)

• Songbird Medical (1998-2005)

• Tonic Software, Inc. (2000-2005)

• Wayport, Inc. (2000-2008)

• Pavilion Technologies, Inc. (2004-2007)

• Friends of the San Francisco Public Library (2007-2010)

• Chairman, National Venture Capital Association (2010-2011)

• Member of National Venture Capital Association Executive Committee (2007-2011)

Other Prior Experience:	• Various senior management positions (including Senior Vice President), Bank of America

Ms. Mitchell holds a bachelor’s degree in Political Science from Stanford University and a master’s degree in Business Administration from Golden Gate University.

The Board believes that Ms. Mitchell possesses specific attributes which qualify her to serve on the Board, including her extensive experience as a co-founder and partner of a prominent venture capital firm, her experience investing and serving as a director on a variety of public and private companies, and her prior banking experience.

    BOARD & CORPORATE GOVERNANCE

John F. Robinson	Board Committees:	Independent:
	• Audit	Yes
• Compensation
• Credit

Mr. Robinson, age 66, is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller. Mr. Robinson has served as a director of the Company since 2010.

Private Directorships:	• Federal Home Loan Bank of San Francisco (since 2011) • Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (since 2004)

Other Experience:	• National Outdoor Leadership School Advisory Committee (since 2007)

Prior Directorships:

• Federal Home Loan Bank of San Francisco (2004-2005 and 2007-2008)

• Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

• Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:	• Executive Vice President, Washington Mutual Bank, a financial lending institution (2002-2008) • Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Mr. Robinson holds a bachelor’s degree in Business Administration from Washington University in St. Louis and a master’s degree in Business Administration from Harvard University. He is also a Chartered Financial Analyst (CFA).

The Board believes that Mr. Robinson possesses specific attributes which qualify him to serve on the Board, including his extensive prior banking, regulatory and risk management experience.

    BOARD & CORPORATE GOVERNANCE

Garen K. Staglin	Board Committees:	Independent:
	• Credit	Yes
• Governance

Mr. Staglin, age 68, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industry. Mr. Staglin has served as a director of the Company since 2011.

Public Directorships:	• Lead Director, EXL Services, a provider of outsourcing services to global companies (since 2005)

Private Directorships:

• Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (since 1995)

• Chairman, Free Run Technologies, an internet and technology services company (since 2003)

• Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2004)

• Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

• Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

• Founder and President, International Mental Health Research Organization, devoted to raising awareness and funding research to find a cure for major mental illnesses (since 1995)

• Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (since 2009)

• Founder and Co-Chairman, One Mind 4 Research, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 2010)

Prior Directorships:

• Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

• Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)

• Global Document Solutions, a document processing outsourcing company (2005-2010)

• Solera Holdings, Inc., an automotive insurance software service provider (2005-2011)

• First Data Corporation, a payment solutions provider (1992-2003)

• Quick Response Services, a retail management and supply chain services company (1991-2001)

• CyberCash, Inc., a micro-payments and platform company (1996-2000)

• Chairman, Safelite Auto Glass, a national auto glass provider (1993-1999)

Mr. Staglin holds a bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles and a master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business.

The Board believes that Mr. Staglin possesses specific attributes which qualify him to serve on the Board, including his experience servicing a variety of public and private company boards and his in-depth experience within the transaction/payment processing and wine industries.

Vote Required

The eleven (11) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

    BOARD & CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which the Company manages its business and to maintaining the Company’s integrity in the marketplace. Our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, Credit Committee (formerly Directors’ Loan Committee), Finance Committee and Governance Committee of our Board of Directors are available at www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Becker, our President and Chief Executive Officer, all of our current directors and director nominees, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, as currently in effect.

Board Leadership – Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2013-2014 term.

Risk Oversight

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reports from management on the Company’s risk management, including, on at least an annual basis, an assessment of the Company’s top risks.

The Board has expressly delegated to the Governance Committee the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) function, which is responsible for managing, on an enterprise-wide basis, the Company’s credit, market/liquidity, operational, legal/regulatory, strategic/reputation and other risks. On at least a quarterly basis, our Chief Strategy and Risk Officer reports to the Governance Committee on the EWRM function, including risk assessment and risk management. Based on management’s reports, the chairman of the Governance Committee reports to the Board any material changes or updates to the Company’s risk profile. The Chief Strategy and Risk Officer also conducts a risk review with the full Board on at least an annual basis.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting. The Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to the Company’s risks. The Finance Committee actively oversees the Company’s capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Credit Committee routinely oversees the Company’s management of credit risks. Each of the committees regularly report back to the full Board on its risk oversight activities, and the Board routinely engages in discussions with management about the Company’s risks.

    BOARD & CORPORATE GOVERNANCE

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Becker is generally not present at these executive sessions, but will from time to time meet with the independent directors without other members of management present, at the Board’s discretion.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” under Nasdaq director independence standards.

In addition, the Board has determined that Mr. Dunbar and Ms. Krishnan meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulations of the SEC and Nasdaq.

Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an annual evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. Each year, the Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also conducts annually a separate evaluation of the performance and effectiveness of each of the Board’s committees. See “Board Committees and Meeting Attendance—Committee Governance” below.

Meeting Attendance

Board and Committee Meetings

During fiscal year 2012, the Board held nine (9) meetings. For the number of committee meetings held in 2012, see “Board Committees – Committee Members and Meetings” below. Each director attended or participated telephonically in 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member.

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of the Company’s annual stockholder meetings. Eleven of our twelve then-serving Board members attended the Annual Meeting of Stockholders in 2012.

    BOARD & CORPORATE GOVERNANCE

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (408) 969-6500

In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a body of directors that, taken together, has the experience, qualifications, skills and attributes appropriate for functioning effectively as a board. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of the Company’s ongoing requirements, its assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to the Company’s business and strategic direction. This assessment typically includes issues of expertise in industries important to the Company (such as technology, life sciences, and premium wine), functional expertise in areas such as banking, global markets, venture capital, private equity, law, accounting, finance and information technology, and an assessment of an individual’s abilities to work constructively with the other Board members and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service.

The Governance Committee has not formally established any minimum qualifications for director candidates. All nominees to be considered at the Meeting were recommended by the Governance Committee.

Director Qualifications

The Board believes that each of its current directors possesses particular attributes which qualify him or her to serve on the Board. In addition to the attributes specifically identified for each director in his or her respective biography above, the Board believes that all of the directors possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve.

    BOARD & CORPORATE GOVERNANCE

Communications with the Board

Individuals who wish to communicate with the Company’s Board may do so by sending an e-mail to the Company’s Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as he determines appropriate.

Code of Ethics

The Company has a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on the Company’s website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400.

The Company intends to disclose any waivers from or changes to its Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2012.

    BOARD & CORPORATE GOVERNANCE

BOARD COMMITTEES

As of the date of this Proxy Statement, the Company’s Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Credit Committee (formerly known as the Directors’ Loan Committee), (4) Finance Committee and (5) Governance Committee.

Committee Members

As of the date of this Proxy Statement, the members of each of our Board committees are as follows:

Audit Roger Dunbar, Chair Dave Clapper Lata Krishnan Kate Mitchell John Robinson	Compensation Kate Mitchell, Chair Dick Kramlich Jeff Maggioncalda John Robinson Kyung Yoon	Credit Dave Clapper, Chair Jeff Maggioncalda John Robinson Garen Staglin Kyung Yoon	Finance Joel Friedman, Chair Eric Benhamou Roger Dunbar Dick Kramlich Lata Krishnan	Governance Eric Benhamou, Chair Roger Dunbar Joel Friedman Garen Staglin

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board of Directors, which sets forth each committee’s purpose and responsibilities. The Board reviews the committee’s charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.svb.com under “Corporate Governance.”

Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an annual assessment of committee performance and effectiveness, which typically includes a self-assessment by each committee and a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessment are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2012, are as follows:

Audit Committee	Number of meetings held in 2012: 11

•	The Company’s corporate accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports.

•	The selection, engagement and termination of the Company’s independent auditors.

•	The qualification, independence and performance of the Company’s independent auditors.

•	The Company’s internal auditing function and other risk management functions, including the Company’s security program.

    BOARD & CORPORATE GOVERNANCE

Compensation Committee	Number of meetings held in 2012: 9

•	The overall compensation strategies, plans, policies and programs of the Company.

•	The approval of director and executive compensation.

•	The assessment of compensation-related risks.

Credit Committee (formerly Directors’ Loan Committee)	Number of meetings held in 2012: 4

•	The credit and lending strategies, objectives and risks of the Company and the Bank.

•	The credit management and lending practices of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•	The quality and performance of the credit portfolio of the Company and the Bank.

Finance Committee	Number of meetings held in 2012: 7

•	The financial strategies and objectives of the Company and the Bank.

•	The financial risk management of the Company and the Bank.

•	The capital and liquidity management of the Company and the Bank.

•	The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as proposed mergers and acquisitions.

Governance Committee	Number of meetings held in 2012: 4

•	The Company’s general corporate governance practices, including review of the Company’s Corporate Governance Guidelines.

•	The annual performance evaluation of the Company’s Board and its committees.

•	The identification and nomination of director candidates.

•	The Company’s risk control functions, including regulatory compliance and enterprise-wide risk management.

    BOARD & CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Company’s Audit Committee has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a Board-adopted charter, a copy of which is available on the Company’s website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to the Company.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial statements and reports, and the Company’s internal control over financial reporting. The committee also reviews the qualifications, independence, and performance of the registered public accounting firm engaged as the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process, as well as for the Company’s internal controls. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee oversees the Company’s internal audit function, which is responsible for reviewing and evaluating the effectiveness of the Company’s internal controls.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework.” The committee also has reviewed and discussed with KPMG LLP its review and report on the Company’s internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Roger Dunbar (Chair)

David Clapper

Lata Krishnan

Kate Mitchell

John Robinson

    BOARD & CORPORATE GOVERNANCE

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2012 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)

C. Richard Kramlich

Jeff Maggioncalda

John Robinson

Kyung Yoon

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee performed all compensation functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. (See discussion above under “Board Committees – Committee Responsibilities” for additional information on the Compensation Committee.) None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation/determination of his compensation. See descriptions of related transactions between the Company and each of members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the Company’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s Board or the Compensation Committee.

    BOARD & CORPORATE GOVERNANCE

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts earned or paid to each non-employee member of the Company’s Board of Directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger F. Dunbar	$192,750	$200,036	$-	$-	$-	$-	$392,786
Eric A. Benhamou	73,250	100,048	-	-	-	-	173,298
David M. Clapper	81,000	100,048	-	-	-	-	181,048
Joel P. Friedman	74,000	100,048	-	-	-	-	174,048
G. Felda Hardymon (2)	9,500	-	-	-	-	-	9,500
Alex W. Hart (3)	12,500	-	-	-	-	-	12,500
C. Richard Kramlich	69,250	100,048	-	-	-	-	169,298
Lata Krishnan	73,750	100,048	-	-	-	-	173,798
Jeffrey N. Maggioncalda (4)	59,750	100,048	-	-	-	-	159,798
Kate D. Mitchell	91,500	100,048	-	-	-	-	191,548
John F. Robinson	85,000	100,048	-	-	-	-	185,048
Garen K. Staglin	56,500	100,048	-	-	-	-	156,548
Kyung H. Yoon	66,250	100,048	-	-	-	-	166,298

(1)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. These stock awards represent annual equity grants of restricted stock units made to directors for the 2012-2013 director term. For more information about the annual director equity grant, see “Equity” below. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our 2012 Annual Report on Form 10-K. Mr. Dunbar had 3,349 shares pursuant to restricted stock unit awards outstanding at fiscal year end. All other non-employee directors (excluding Messrs. Hardymon and Hart) had 1,675 shares pursuant to restricted stock unit awards outstanding at fiscal year end. Messrs. Hardymon and Hart did not have any awards outstanding at fiscal year end.

(2)	Mr. Hardymon’s directorship ended as of April 26, 2012.

(3)	Mr. Hart’s directorship ended as of April 26, 2012.

(4)	Mr. Maggioncalda joined the Board as an advisory director on October 20, 2011, and was elected to the board on April 26, 2012.

The Compensation Committee establishes the compensation arrangement for directors, using a combination of annual retainer fees, meeting fees and annual equity awards.

The current annual term for directors began on April 26, 2012, following their election by stockholders at our Annual Meeting on that date. For the year 2012, the Company paid a total of $2.1 million in compensation to its non-employee directors.

Elements of Director Compensation

The elements of compensation paid to each non-employee director for 2012 are as follows:

Fees

Each of the Company’s non-employee directors received:

•	An annual retainer fee of $35,000;

•	A fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting held by telephone; and

•	A fee for each Board strategic planning meeting of $3,000 per day (which is typically held annually over two days).

    BOARD & CORPORATE GOVERNANCE

In addition to the above:

•	The chairperson of the Board received an additional annual fee of $90,000;

•

The chairperson of the Audit Committee received an additional annual fee of $20,000, the chairperson of the Compensation Committee received an additional annual fee of $12,500, and the chairpersons of each of the Credit Committee, Finance Committee and Governance Committee received an additional annual fee of $10,000;

•	Each member of the Audit Committee received a fee of $2,500 for each Audit Committee meeting attended in person, and $1,250 for each Audit Committee meeting held by telephone;

•	For members of all other committees, each committee member received a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting held entirely by telephone; and

•	Audit Committee members and all other committee members received a fee for each committee strategic planning meeting held, if any, of $5,000 and $3,000 per day, respectively.

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Equity

Each year, the Chairman of the Board and the other non-employee directors receive annual equity awards with a total grant value of approximately $200,000 and $100,000, respectively, which are scheduled to vest in full upon the completion of their director term. For the 2012-2013 director term, the Company granted on May 23, 2012, 3,349 restricted stock units to the Chairman of the Board and 1,675 restricted stock units to each of the other non-employee directors elected at the annual stockholders meeting. These awards are currently expected to vest on April 25, 2013.

The Compensation Committee previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of restricted stock unit awards until: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a change in control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2012. Ms. Krishnan and Ms. Mitchell elected to defer the receipt of their 2012 equity grants.

Director Equity Ownership Guidelines

During 2012, the Compensation Committee of the Board amended its equity ownership guidelines for the Company’s non-employee directors. Compliance with these guidelines are reviewed by the Governance Committee on a quarterly basis. These levels are based upon a competitive review and subsequent recommendations of stock ownership guidelines performed by Pay Governance, the Compensation Committee’s independent compensation consultant.

Under these guidelines, within five years of assuming the role, the Chairperson of the Board is expected to own a minimum of 12,000 shares of the Company’s common stock, and that other non-employee directors are each expected to own a minimum of 3,000 shares of the Company’s common stock. As of December 31, 2012, all directors met the guidelines, by ownership of the requisite number of shares or having served less than five years either on the Board or as Board Chairperson.

    BOARD & CORPORATE GOVERNANCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company currently has in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving the Company and certain related persons that are required to be disclosed under Item 404 of the SEC’s Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	the Company is a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of the Company’s Common Stock; and

•	Any immediate family member of any of the above.

Management of the Company has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, or other business transactions involving our subsidiaries. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, as a ratification or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Credit Committee, which permits the Bank to make loans to directors, executive officers and principal stockholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit exceeds $500,000; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

    BOARD & CORPORATE GOVERNANCE

Loan Transactions

Additionally, during 2012, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Fund Investments

Managed Funds

In 2000, we formed two venture investment funds: SVB Strategic Investors Fund, LP (“SIF I”) and Silicon Valley BancVentures, LP (“SVBV”). SIF I is a $121.8 million fund that primarily invests in venture capital funds and SVBV is a $56.1 million direct equity investment fund that invests in privately-held companies. Both funds are managed by their respective general partners, which are subsidiaries of the Company and hold an interest in the respective funds. Certain of our current and former directors have also invested in the funds and hold a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($0.9 million) is a limited partner of SIF I, and Messrs. Hardymon (through his family limited partnership) ($1.5 million) and Mr. Kramlich ($1.0 million) are limited partners of SVBV.

In 2004, we created SVB Strategic Investors Fund II, LP (“SIF II”), a $175.0 million fund-of-funds that invests primarily in venture capital funds. SIF II is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. None of our current directors have invested in SIF II. One of our former directors has invested in SIF II and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($1.0 million).

In 2006, we created SVB India Capital Partners I, LP (“SICP”), a $53.9 million direct equity investment fund that invests in privately-held companies in India. SICP is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SICP and hold a noncontrolling interest as a limited partner: Messrs. Benhamou (through Benhamou Global Ventures) ($0.3 million), and Friedman (through his family trust) ($0.1 million) and Ms. Krishnan (through her family trust) ($0.3 million).

In 2007, we created SVB Capital Partners II, LP (“SCPII”), a $90.1 million fund that invests in privately-held companies. SCPII is managed by its general partner, a subsidiary of the Company, and holds an interest in the fund. None of our current directors have invested in SCPII. One of our former directors has invested in SCP II and holds a noncontrolling interest as a limited partner: Mr. Hardymon (through his family limited partnership) ($0.5 million).

Sponsored Funds

In 2003, Gold Hill Venture Lending 03, LP, a venture debt fund, and certain affiliated funds (the “Gold Hill Funds”) were created. The total size of the Gold Hill Funds is approximately $214.1 million. We have a majority interest in the general partner of the Gold Hill Funds, in addition to being a limited partner in one of the Gold Hill Funds. Our combined commitment total in the general partner and the Gold Hill Funds is $20.0 million. None of our current directors are limited partners of the Gold Hill Funds. One of our former directors is a limited partner of the Gold Hill Funds and holds a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($2.5 million).

In 2005, Partners for Growth II, LP, a special situation debt fund (“PFG II”), was created. The total size of PFG II is approximately $62.0 million and our investment in the fund was $15.0 million. The general partner of PFG II is not owned or controlled by us. One of our former directors is a limited partner of PFGII and holds a noncontrolling interest: Mr. Hardymon (through his family limited partnership) ($1.0 million).

    BOARD & CORPORATE GOVERNANCE

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund for employees that met certain eligibility requirements. To be eligible to participate in QIF, an employee must be of a certain grade level and must be an “accredited investor,” as such term is defined by the SEC. QIF was initially capitalized by commitments and contributions from certain eligible employees including our senior management. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. The following executive officers participate in QIF, each with individual commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker, Jones, Kellogg and Verissimo, and Ms. Parsons. QIF is also a limited partner of, and holds an interest in, each of SIF I ($2.7 million), SIF II ($2.1 million) and SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund for employees that met certain eligibility requirements similar to those of QIF. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. QIF II’s principal purpose is to invest in a select number of venture capital and private equity funds managed primarily by us or our affiliates. The following executive officers participate in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Becker, Jones, Kellogg and Verissimo, and Mdmes. Parsons and Dent. QIF II is also a limited partner of, and holds an interest in, each of SIF II ($0.4 million), SCPII ($0.8 million), SICP ($0.5 million), SVB Strategic Investors Fund III, LP (“SIF III”) ($1.0 million), Partners for Growth, LP (“PFG I”) ($0.8 million) and PFG II ($0.5 million). PFG I, a special situation debt fund, was created in 2004. The total size of PFG I is approximately $50.0 million and our investment in the fund was $25.0 million. The general partner of PFG I is not owned or controlled by us. SIF III is a $255.5 million fund-of-funds that invests primarily in private equity funds. SIF III is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund.

    BOARD & CORPORATE GOVERNANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to the Company, that during fiscal year 2012 its directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner, except for: (i) one late report by Mr. Edmonds-Waters related to the purchase of certain shares under his 401(k) plan account, (ii) one late Form 5 report by Ms. Parsons for two transactions in 2011 related to charitable donations of shares; and (iii) one report the Company filed late on behalf of each of Messrs. Benhamou, Clapper, Dunbar, Friedman, Kramlich, Robinson, Staglin and Ms. Krishnan and Ms. Yoon, after clarifying the technical reporting requirements relating to the vesting and release of certain restricted stock units. (The Company had previously filed timely reports for the aforementioned directors relating to the grant of those restricted stock units.)

    BOARD & CORPORATE GOVERNANCE

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for the Company within the meaning of applicable SEC rules. Such officers may also serve as officers of the Bank and/or the Company’s other subsidiaries. There are no family relationships among directors or executive officers of the Company.

The following information outlines the name and age of each of the executive officers of the Company (as of the Record Date) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Greg Becker	45	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank

John China	47	Head of Relationship Management

Mary Dent	51	General Counsel

Michael Descheneaux	45	Chief Financial Officer

Christopher Edmonds-Waters	50	Head of Human Resources

David Jones	55	Chief Credit Officer

Harry Kellogg, Jr.	69	Vice Chairman, Silicon Valley Bank, and Head of Strategic Alliances and Relationships

Joan Parsons	54	Head of U.S. Banking

Marc Verissimo	57	Chief Strategy and Risk Officer

Bruce Wallace	48	Chief Operations Officer

Executive Biographies

Mr. Greg Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Mr. John China joined the Company in 1996 as a Senior Relationship Manager and has held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed the Head of Relationship Management in 2010.

Other Experience:

• Director, California Israel Chamber of Commerce (“CICC”), a not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2011)

• Advisory Board Member, DEMO, an organization dedicated to emerging technology development (since 2010)

• Director, Astia.org, a not-for-profit organization dedicated to the success of women-led, high-growth ventures (since 2009)

• Advisory Council, Advancing Science in America (“ARCS”), a non-profit organization dedicated to advancing science and technology in the United States (since 2013)

Other Prior Experience:	• Director, Executive Council of New York City, a global community of senior executives (2001-2003)

Mr. China earned a bachelor’s degree in Industrial Engineering from Stanford University.

    EXECUTIVE OFFICERS & COMPENSATION

Ms. Mary Dent has served as General Counsel since joining the Company in 2006. Ms. Dent also assumed the additional role of Chief Operating Officer, SVB Global from 2007-2008.

Other Experience:	• Director and Treasurer, Joint Venture: Silicon Valley Network (since 2008) • Advisory Board of Stanford Institute for Research in the Social Sciences (IRiSS) (since 2010)

Other Prior Experience:

• Director, Silicon Valley Campaign for Legal Services (2006-2012)

• General Counsel and Special Counsel, New Skies Satellites, a global satellite communications service provider based in the Netherlands (2000-2006)

• Attorney, Goldberg, Godles, Wiener & Wright, specializing in legal and policy matters for technology companies (1992-2000)

Ms. Dent holds a bachelor’s degree in Economics from the University of California at Los Angeles and a juris doctor degree from Stanford Law School.

Mr. Michael Descheneaux joined the Company in 2006 as the Managing Director of Accounting and Financial Reporting, and was later appointed as Chief Financial Officer in 2007.

Private Directorships:	• Director, SPD Silicon Valley Bank, our joint venture bank in China (since 2012)

Other Prior Experience:

• Managing Director, Navigant Consulting, a business consulting firm (2004-2006)

• Independent consultant (2002-2004)

• Various leadership positions with Arthur Andersen for the Central and Eastern Europe Region (1995-2002)

¡     Lead Partner of financial services practice

¡    Lead audit partner of telecommunications/high-tech practice

¡     Technical expert on U.S. GAAP and generally accepted auditing standards matters

Mr. Descheneaux is a certified public accountant, as well as a member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants, and an associate member of the Association of Certified Fraud Examiners.

Mr. Descheneaux holds a bachelor’s degree in Business Administration from Texas A&M University.

Mr. Christopher Edmonds-Waters joined the Company in 2003 as Director of Organization Effectiveness, and was later appointed as Head of Human Resources in 2007.

Other Prior Experience:

• Various senior-level positions at Charles Schwab & Co. (1996-2003), launching the company’s online training system

• Various leadership roles with Macy’s California, managing corporate training programs

Mr. Edmonds-Waters holds a bachelor’s degree in Intercultural Communications from Arizona State University and a master’s degree in Human Resources and Organization Development from the University of San Francisco.

Mr. David Jones joined the Company in 1997 as the Chief Credit Officer.

Other Prior Experience:	• Various positions with First Interstate Bank of Oregon (acquired by Wells Fargo Bank in 1996) • Various positions with First National Bank of Oklahoma City (acquired by First Interstate)

Mr. Jones earned a bachelor’s degree in Finance from Oklahoma State University and a master’s degree in Business Administration from Oklahoma City University.

    EXECUTIVE OFFICERS & COMPENSATION

Mr. Harry Kellogg, Jr. joined the Company in 1986 and has served in a variety of senior leadership positions throughout the Company, including Chief Marketing Officer, President SVB Capital and President, Private Client Services. Mr. Kellogg was appointed Head of Strategic Alliances and Relationships in 2010 and has also been the Vice Chairman of the Board of the Bank since 1999.

Private Directorships:

• Executive Board Member, Executive Board Exchange, a board member search firm (since 2012)

• California/Israel Chamber of Commerce, not-for-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2002)

• Ravix Corporation, consulting firm to outsource service groups for early-stage and middle market companies (since 2003)

• Grameen America, non-profit microfinance organization (since 2009)

• Stanford Institute for Economic Policy Research, a nonpartisan economic policy research organization (since 2004)

• Tuck Center for Private Equity and Entrepreneurship (since 2004)

• Pacific Community Ventures, providing resources and capital to businesses that have the potential to bring significant economic gains to low-income communities (since 2005)

• Emeritus board member, Technology Museum of Innovation

Other Experience:	• TechNet, a bipartisan, political network of CEOs promoting growth of technology and the innovation economy (since 1999)

Prior Directorships:

• Nollenberger Capital Partners (2005-2011)

• Heller Ehrman (2005-2008)

• Joint Venture: Silicon Valley Network (2004-2008)

• Financial Executives International (2003-2008)

• Asia America MultiTechnology Association (2005-2008)

• Menlo College (2003-2009)

• World Economic Forum (2004-2008)

• Stanford Project on Regions of Innovation and Entrepreneurship (2004-2008)

Other Prior Experience:	• Executive Vice President, Emerging Growth Industries Division, Cupertino Bank (1994-1995)

Mr. Kellogg attended Menlo College and earned a bachelor’s degree in Management and Industrial Relations from San Jose State University.

Ms. Joan Parsons joined the Company in 1994 and has served in a variety of leadership positions throughout the Company, including Eastern Division Manager and Chief Banking Officer. Ms. Parsons was appointed Head of U.S. Banking in 2008.

Private Directorships:	• Director, Leukemia & Lymphoma Society (since 2011) • Director, Planstrong Investment Management (since 2005)

Other Prior Experience:	• Vice President of Corporate Banking, Fleet Bank of Massachusetts (1992-1994) • Vice President , Barclays Bank PLC (1984-1992) • Vice President, Mellon Bank (1981-1983)

Ms. Parsons earned a bachelor’s degree in Economics and Art History from Wheaton College.

    EXECUTIVE OFFICERS & COMPENSATION

Mr. Marc Verissimo joined the Company in 1993 and has served in a variety of leadership positions throughout the Company, including Manager of our Corporate Finance Group and our Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002, and is currently the Chief Strategy and Risk Officer.

Prior Directorships:

• Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (2005-2012)

• High Street Partners, Inc., a cross-border finance and administrative services firm (2009-2010)

Mr. Verissimo holds a bachelor’s degree in Agricultural Economics from the University of California, Davis, and a master’s degree in Business Administration from Harvard University.

Mr. Bruce Wallace joined the Company in 2008 as the Head of Global Services and was later appointed Chief Operations Officer in 2011.

Private Directorships:	• Director, SPD Silicon Valley Bank, our joint venture bank in China (since 2012)

Other Prior Experience:	• Senior Vice President and Manager of Treasury Management Operations, Wells Fargo & Company (2005-2008) • Various senior management positions in banking operations, Wells Fargo & Company (1987-2005)

Mr. Wallace earned a bachelor’s degree in Accounting from California State University, Sacramento.

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2012 executive compensation program, primarily as it relates to our five “named executive officers” that are currently serving as executive officers (each, an “NEO”): (i) Greg Becker, President and Chief Executive Officer (“CEO”), (ii) Michael Descheneaux, Chief Financial Officer (“CFO”), (iii) David Jones, Chief Credit Officer, (iv) Joan Parsons, Head of US Banking, and (v) Mary Dent, General Counsel.

CD&A EXECUTIVE SUMMARY

Our executive compensation program is based on our philosophy that pay should be aligned with our business objectives and stockholder interests and that incentive compensation should be based on company and individual performance without encouraging undue risk-taking. Under the primary oversight of our Compensation Committee of the Board of Directors (the “Committee”) --- from design to payout --- our program is based on a pay for performance approach (both short-term and long-term), as well as on executive retention. The key elements are as follows:

2012 Highlights

• Strong operating results

• Strengthened pay-for-performance alignment

• Continued emphasis on equity and alignment with stockholder interests

• Strong support for 2012 Say on Pay vote

Short-Term		Long-Term[1]	Other

Base Salary	Annual Cash Incentives	Equity Incentives	Benefits/Retirement
To provide ongoing fixed cash pay	To reward for short term company and individual performance	To reward for long term performance tied to our company stock price	To provide health, welfare and retirement benefits that are generally available to employees

As highlighted under “2012 Company Performance Highlights” of the Summary Information section at the beginning of this Proxy Statement, in 2012, we continued to deliver strong operating results and focus on our long-term growth, taking measured steps to expand and invest in our business domestically and globally. As further discussed in this CD&A, our NEOs were compensated to reflect those 2012 accomplishments.

2012 Executive Compensation Highlights

✓	Continued emphasis in the design of our compensation structure on performance-based target pay.

¡	CEO: 63% performance-based pay, 37% non-performance-based pay

¡	Other NEOs (on average): 57% performance-based pay, 43% non-performance-based pay

✓	Continued long-term compensation emphasis on equity.

¡	Over 50% of total target pay for each of the NEOs is in the form of the Company’s equity.

¡

Consistent with the prior year, we continued to use a mix of equity awards to our NEOs consisting of stock options (46%), performance-based restricted stock units (34%) and restricted stock units (20%), all of which are subject to vesting requirements.

¡

We paid the final payout under our Long-Term Cash Incentive Plan for executives for the 2010-2012 performance period. We have replaced the plan with greater emphasis on stock awards, which are all subject to vesting requirements, and the plan has since been terminated with respect to executives. No other long-term cash incentive awards or payments were made to executives in 2012.

✓

Strengthened the design of annual cash incentive plan for executives.    During 2012, we strengthened the linkage between pay and performance of our executives’ Incentive Compensation Plan (“ICP”) by basing the funding of the cash incentive pool on the following two performance metrics:

¡

Adjusted ROE against our annual target ROE (enhanced continuing practice from prior years) – During 2012, we also made it more challenging for executives to achieve the funding maximum by increasing the performance requirement from 125% of actual ROE performance against our target ROE, to 150%. In addition,

[1]	See also our discussion under “Long-Term Cash Incentive Plan” below. This executive plan paid out its final payout during 2012 and has since been terminated.

    EXECUTIVE OFFICERS & COMPENSATION

the Committee continued to retain discretion to determine the extent to which the Company met its annual target ROE, resulting in, after consultation with the Chair of the Board’s Audit Committee, the exclusion of certain out of the ordinary or non-recurring items from the Company’s 2012 ROE for purposes of this performance metric.

¡

ROE against peer group (new performance metric for 2012) – During 2012, for purposes of this metric, we also established an additional peer group to measure our actual ROE performance against a peer group of banks, comprised of 20 peer financial institutions, most of which are in our compensation benchmarking peer group.

✓	No material increases to NEO base salaries during 2012. Base salaries for each NEO remained the same as 2011 levels, except for a merit increase for one NEO.

✓

Increased minimum requirements under executive equity ownership guidelines.    During 2012, we increased the minimum requirements under our equity ownership guidelines for most of our executive positions, including the CEO, CFO and the other NEOs. Specifically, the minimum requirement applicable to the CEO was increased to an 80,000 share requirement, which represented a multiple of over five (5) times his annual base salary at the time the standards were adopted. As of December 31, 2012, all NEOs were in compliance with their respective ownership requirements.

✓	No excise tax gross-ups under change in control plan. During 2012, we eliminated an excise tax gross-up provision under our Change in Control Severance Plan for executives.

✓	Double trigger change in control severance. Our Change in Control Severance Plan provides severance for termination following a change in control event.

✓

Strong stockholder support of 2012 Say on Pay vote.    We received 94% of the votes cast in approval of our 2011 executive compensation program (as described in our 2012 proxy statement). We submit an advisory Say on Pay vote to our stockholders on an annual basis.

Summary of 2012 Executive Compensation Outcomes

Our executive compensation consists of various key short-term/long-term and fixed/variable components of compensation, with varying earnings opportunities. Below is a summary of the 2012 outcomes:

Compensation Component[a]	Type of pay	Earnings Opportunity[b]	Performance Measures Used to Determine Compensation	2012 Outcomes
Base Salary	Fixed Cash	Fixed	---	Fixed
Annual Cash Incentives	Variable Cash	Dependent on performance; executive pool subject to maximum funding of 200% of aggregate target	Annual return on average equity (“ROE”) against our target and peer performance; plus Company/individual performance	129% of executive pool funded
Stock Options	Fixed Equity Award (value subject to stock price)	Dependent on stock price appreciation	---	Fixed equity award[c] (value subject to stock price)
Performance-Based Restricted Stock Units (“PRSUs”)	Variable Equity	0% to 150% of target	Relative total stockholder return (“TSR”)	100% of target earned[c]
Restricted Stock Units (“RSUs”)	Fixed Equity Award	Dependent on stock price	---	Fixed equity award[c]
Long-Term Cash Incentives[d]	Variable Cash	75% to 125% of target	Book value (“BV”) (50%) & TSR (50%)	124% of target (cumulative 2010-2012)

[a]	The extent of the compensation paid or awarded is based on compensation peer benchmarking, and Company/individual performance, as applicable.
[b]	Payouts are generally paid within the ranges noted; however, the Committee may decide to pay above or below the ranges based on individual performance.
[c]	Subject to time-based vesting. PRSUs are subject to additional time-based vesting after determination of achievement of performance goals.
[d]	Based on awards granted in 2010 for the 2010-2012 performance period under the plan. No awards were made in 2011 or 2012.

    EXECUTIVE OFFICERS & COMPENSATION

Additional Executive Compensation Program Features

Our executive compensation program is also based on the following compensation governance principles and features:

✓	No pensions or SERPs. We do not provide any pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive, other than participation in our 401(k) plan.

✓

No executive benefit programs.    We do not have any programs that offer benefits exclusively to our executives, except our Change in Control Plan. Our executives receive the same retirement, health, welfare and other benefits that are generally available to all our U.S. employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Program.

✓

No executive perquisite program.    We do not have any executive perquisite programs or special executive benefits other than reimbursement of income taxes incurred by our executives on imputed income. For 2012, such imputed income was primarily associated with spousal travel to our business events where our executives’ spouses or significant others were invited, and expected to, attend.

✓	No employment contracts. We do not have any individual employment contracts with any of our executive officers.

✓

Our incentives are subject to certain performance minimums and maximum limits on incentive awards.[2]    We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds, such as our PRSUs. We also establish maximum limits, such as our PRSU awards and funding for our annual cash incentives and broad-based profit sharing plan.

✓	Our executives’ equity awards are made under our equity plan have the following features:

¡	No evergreen provision
¡	Minimum 100% fair market value exercise price for options
¡	No repricing without stockholder approval
¡	Annual burn rate maximum of 2.5% (under commitment letters with certain stockholders)
¡	Each full value award share counted as two shares
¡	Minimum 3 year time-based vesting for full value awards
¡	Minimum 1 year vesting for performance-based full value awards (although NEO PRSUs are subject to performance conditions and additional time-based vesting)
¡	Maximum seven-year term for options

✓

Competitive compensation benchmarking.    In making compensation decisions, we consider compensation data from our benchmarking reference peer group and routinely review the composition of the companies within the peer group. During 2012, we added an additional financial institution to our peer group, bringing the total number of peer companies within the group to 22.

✓	Enhanced performance benchmarking. Under our ICP, in 2012, we added a new benchmarking reference peer group of 20 financial institutions to measure our ROE performance against.

✓	Compensation risk management. We conduct annual compensation risk assessments so that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

✓

Prohibitions against hedging.    Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time.

✓	Independent compensation consultant to the Committee. The Committee utilizes an independent compensation consulting firm that does not provide any other services to the Company.

* * * * *

[2]	Subject to the Committee’s sole discretion.

    EXECUTIVE OFFICERS & COMPENSATION

Executive Compensation Philosophy

We have retained a consistent overarching compensation philosophy that we believe appropriately reflects our business objectives, the diverse nature of our lines of business, the relative complexity this business diversity represents in an organization of our size, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), stockholder interests and market practices.

The key principles of our executive compensation philosophy are to:

•	Align compensation with business objectives and stockholder interests. Our executive compensation plans are designed to:

¡	Tie pay to Company and individual performance by setting appropriate performance metrics.
¡	Provide for executive equity ownership to align economic interests with stockholders.
¡	Take into account the dynamics of the market and business environment within which the Company and management operate.

•	Establish an appropriate mix of performance-based pay and non-performance based pay, with an emphasis on performance-based pay.

•	Establish an appropriate mix of long-term performance incentive compensation and short-term (annual) incentive compensation, with an emphasis on long-term.

•	Base incentive compensation on Company and individual performance without encouraging undue risk-taking.

•	Pay competitively, relying primarily on external market peer group standards while also considering internal parity and the importance of creating a cohesive, well-aligned management team.

In addition, our executive compensation program is grounded in appropriate governance oversight, processes and risk controls (including annual risk assessment reviews), and is designed to comply with applicable laws and regulations.

2012 Advisory Vote on 2011 Executive Compensation (Say on Pay)

Pursuant to our Board of Directors’ recommendation and the approval of our stockholders, we submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. In 2012, we received 94% of the votes cast in approval of our 2011 executive compensation program (as described in our 2012 proxy statement). In light of such strong support and other feedback we solicited from our stockholders, the Committee made no material changes to our compensation philosophy, policies or overall program.

The Committee continues to pursue its pay-for-performance approach in determining executive compensation. The Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as business environment and competition for talent.

    EXECUTIVE OFFICERS & COMPENSATION

Compensation Governance

Our executive compensation program is subject to the primary oversight of the Committee pursuant to its authority as outlined in its charter, including the design and administration of executive compensation plans and the approval of executive compensation. In carrying out its oversight responsibilities, the Committee routinely reports to and consults with the Board on compensation matters. In addition, the Committee retains an independent compensation consultant, and where appropriate, discusses compensation–related matters with our Chief Executive Officer, as it relates to other executive officers.

Role of Compensation Committee

The Committee is comprised of directors who are “independent” under applicable Nasdaq rules. The Committee is primarily responsible for overseeing the compensation program and strategies of the Company and approving (or in the case of CEO compensation, recommending for Board approval) director and executive compensation and equity awards.

Committee members hold meetings on a regular basis (9 meetings in 2012), and routinely meet in executive session without management present. The Committee reports regularly to the Board on the actions it has taken. At the end of 2012, the Board and the Committee enhanced its CEO compensation approval process. Accordingly, the Committee reviews and recommends CEO compensation for approval by the members of the Board who are “independent” under applicable Nasdaq rules. The Committee also makes recommendations for all other compensation-related matters that require Board approval. During 2012, the Board did not reject or modify in any material way any action of or recommendation by the Committee.

Role of Compensation Committee Consultant

The Committee has retained Pay Governance LLC, an independent outside compensation consultant, to provide guidance on all compensation matters under its oversight responsibilities. The Committee in its sole discretion selects the consultant, determines the scope of the consultant’s responsibilities, and determines the consultant’s compensation.

The services provided to the Committee by its outside compensation consultant in 2012 include: support in the Committee’s effort to periodically review and update, as appropriate, the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO compensation; advice on the Company’s peer group; guidance on the design of our compensation plans and executive/director stock ownership guidelines; assistance with the Committee’s periodic review of potential risks associated with the Company’s compensation programs; analysis of Company equity utilization; and periodic reports to the Committee on market and industry compensation trends and regulatory developments. The Committee did not engage Pay Governance for any additional services outside of executive compensation consulting during 2012. In addition, the Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2012.

Role of Chief Executive Officer

From time to time and at the Committee’s request, our CEO will attend portions of the Committee’s meetings to discuss the Company’s performance and compensation-related matters. The CEO does not attend executive sessions, unless invited by the Committee. While he does not participate in any deliberations relating to his own compensation, he reviews on at least an annual basis the performance of each of the other NEOs and other executive officers. Based on these performance reviews and the Company’s overall performance, our CEO makes recommendations to the Committee on any changes to base salaries, incentive compensation awards and equity awards. The Committee considers the recommendations submitted by our CEO, as well as data and analyses provided by management, but retains full discretion to approve or recommend for Board approval all executive compensation.

    EXECUTIVE OFFICERS & COMPENSATION

Competitive Benchmarking Against Peers

Historically, we had one primary benchmarking reference peer group for compensation purposes, as well as for performance benchmarking for certain incentive awards. In 2012, the Committee enhanced our peer benchmarking practices by establishing both a compensation benchmarking peer group (“Compensation Peer Group”) and a new performance peer group (“Performance Peer Group”). The Compensation Peer Group includes companies that are similarly-sized, have some business model similarities and compete with us for our talent. The Performance Peer Group focuses on performing companies with similar business models and includes some larger companies. Each group is further discussed below.

Compensation Benchmarking

In making compensation decisions, the Committee considers competitive compensation data from the Compensation Peer Group and periodically reviews the composition of companies within this group. In determining the composition of the peer group, the Company considers various factors and characteristics including market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures.

The Committee reviews on at least an annual basis the composition of companies within the Compensation Peer Group. During 2012, the Committee, along with management and the Committee’s compensation consultant, reviewed the group used in 2011. They determined that the named companies continued to be appropriate and relevant and also added one additional company, First Republic Bancorp, to the list.

Performance Benchmarking

For certain incentive awards, we continued to use the Compensation Peer Group to measure performance. In particular, we measure our total stockholder return performance against this group for our Long-Term Cash Incentive Plan awards for the 2010-2012 performance period (which was determined in 2010 at the time the awards were granted), as well as our 2012 PRSU awards.

For 2012 awards under our Incentive Compensation Plan (“ICP”), our annual cash incentive plan, we measure a portion of those awards based on our relative ROE performance against the new Performance Peer Group. The Performance Peer Group is comprised of 20 companies, 17 of which are also in the Compensation Peer Group. In addition to those 17 companies, the group includes Comerica Incorporated, Huntington Bancshares Incorporated and Zions Bancorporation.

    EXECUTIVE OFFICERS & COMPENSATION

List of Peers

Accordingly, the Compensation Peer Group and the Performance Peer Group comprised of the following companies:

	Compensation Peer Group	Performance Peer Group
Associated Banc-Corp	✓	✓
Bank of Hawaii Corp	✓	✓
BOK Financial Corp	✓	✓
CapitalSource Inc.	✓
City National Corporation	✓	✓
Comerica Incorporated		✓
Commerce Bancshares, Inc.	✓	✓
Cullen/Frost Bankers, Inc.	✓	✓
CVB Financial Corp.	✓
East West Bancorp, Inc.	✓	✓
First Citizens Bancshares, Inc.	✓
FirstMerit Corporation	✓	✓
First Republic Bancorp	✓	✓
Huntington Bancshares		✓
Investors Bancorp, Inc.	✓
MB Financial, Inc.	✓	✓
Prosperity Bancshares, Inc.	✓	✓
Raymond James Financial, Inc.	✓
Signature Bank	✓	✓
TCF Financial Corporation	✓	✓
UMB Financial Corporation	✓	✓
Umpqua Holdings Corporation	✓	✓
Valley National Bancorp	✓	✓
Webster Financial Corporation	✓	✓
Zions Bancorporation		✓
Total Companies	22	20

    EXECUTIVE OFFICERS & COMPENSATION

2012 Executive Compensation

Target Total Pay Mix

We continued to design total target compensation packages for our NEOs that emphasize long-term pay and performance-based pay, to drive performance and executive retention. The 2012 target total pay mix for our CEO and, on average, for the other NEOs was as follows:

2012 Target Total Executive Compensation Mix Balanced Long-Term/Short-Term Pay Mix That Emphasizes Performance

Short-Term Compensation: • Base salary • Annual cash incentives	Long-Term Compensation: • Performance-based RSUs • Stock options • RSUs	Non-Performance Based: • Base salary • RSUs	Performance-Based: • Annual cash incentives • Performance-based RSUs • Stock options

    EXECUTIVE OFFICERS & COMPENSATION

Summary of 2012 Executive Compensation Components

	Compensation Component	Purpose	2012 Key Highlights
Annual Cash Compensation	Base Salary	Provides ongoing fixed cash pay.	•No changes to any NEO annual base salary in 2012, except for a merit increase for one NEO.
	Annual Cash Incentives	Provides short-term (annual) performance-based cash incentive compensation opportunity under our ICP.

2012 ICP Funding

•Funding of our annual ICP pool was subject to:

¡  ROE performance against our annual target ROE (2/3 of the pool); and

¡ Relative ROE performance against Performance Peer Group performance (1/3 of the pool)

•Final ICP pool was determined and approved by the Committee.

•Annual ICP funding accruals are made and monitored by the Committee on a quarterly basis, and adjusted for non-recurring or other extraordinary items, to the extent determined by the Committee (in consultation with the Chair of the Board’s Audit Committee).

•Based on the Company’s ROE performance against our annual target and the Performance Peer Group, as well as overall Company performance, 129% of the 2012 target executive pool was funded.

Individual ICP Awards to NEOs

•No changes to any NEO incentive target payouts in 2012.

•Individual ICP awards were determined subject to the extent of pool funding, and overall Company and individual performance.

•For 2012, each NEO received between 123% to 156% of his or her target payout.

Long-Term Equity Incentive Compensation	Stock Options

Provides incentives for long-term creation of stockholder value over a four-year period, which is tied to the performance of our Common Stock. Stock option awards represent 46% of the NEOs’ total long-term equity award for 2012.

•No material changes in our executive equity compensation practices from prior year.

•Continued to emphasize long-term incentives on equity to align executives with stockholder interests.

•Continued to use a mix of equity awards which included PRSUs, RSUs, and stock options.

•2012 PRSUs were subject to TSR performance relative to peer performance. Based on the Company’s 2012 TSR ranking amongst the Compensation Peer Group, the Committee deemed 100% of the PRSUs earned, which then are subject to further time-based vesting through December 20, 2014.

	Performance-Based Restricted Stock Units (“PRSUs”)	Provides incentives to motivate and retain executives and to reward for our TSR performance relative to peer performance. Target PRSUs represent 34% of the NEOs’ total long-term equity award for 2012.
	Restricted Stock Units (“RSUs”)	Provides incentives for retention and long-term creation of stockholder value over a four-year period. RSU awards represent 20% of the NEOs’ total long-term equity award for 2012.

    EXECUTIVE OFFICERS & COMPENSATION

	Compensation Component	Purpose	2012 Key Highlights
Long-Term Cash Incentive Compensation	Long-Term Cash Incentives	Provides long-term performance based cash incentive compensation opportunity.

Long-Term Cash Incentives for 2012

• Similar to 2011, there were no new long-term cash incentive awards in 2012 to NEOs.

Long-Term Cash Incentives From Prior Year Awards

• In 2010, we granted Cash LTIP Awards for a three-year (2010-2012) performance period. The awards were performance-based, based upon book value growth and relative TSR performance.

• For 2012, the Committee approved the final installment payment for the 2010-2012 Cash LTIP Award, based on the Company’s book value and TSR performance over the three year period, which resulted in a 124% of target award for the three year period.

• After final payments were made for the 2010-2012 performance period, the Committee terminated the Cash LTIP in 2013.

Benefits / Perks	Health/Welfare and Retirement Programs; Perquisites

As further discussed below, executives receive health, welfare and retirement benefits that are generally available to employees. (See also “Other Post-Employment Benefits” below.)

We do not have any executive perquisite programs or special executive benefits other than reimbursement of income taxes incurred by our executives on imputed income. For 2012, such imputed income was primarily associated with spousal travel to our business events where our executives’ spouses or significant others were invited, and expected to, attend.

Elements of Compensation

Base Salary

We provide base salaries in order to provide each NEO with a reasonable level of fixed short-term compensation. Base salary levels for our NEOs are typically reviewed at least annually by the Committee and adjusted as appropriate. When determining any NEO base salary increases, the Committee considers an individual NEO’s total compensation package, his or her performance, Company performance, and other relevant factors, including for example the scope of the NEO’s responsibilities relative to peers and retention concerns, if any. The Committee also takes into consideration changes in the competitive market base salaries among our Peer Group for the position in question.

    EXECUTIVE OFFICERS & COMPENSATION

Neither the Board (in the case of the CEO) nor the Committee (in the case of the other NEOs) made any changes to the annual base salaries of our NEOs, except for a market adjustment increase of 4.2% for Ms. Dent:

NEO/Other Executive	Amount of Increase		2012 Annual Base Salary
Greg Becker	$	---	$800,000
Michael Descheneaux		---	485,000
David Jones		---	400,000
Joan Parsons		---	385,000
Mary Dent		15,000	375,000

Annual Cash Incentives

Our NEOs participate in the Company’s Incentive Compensation Plan for executives (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

NEO Target Awards

For each participant, the Committee establishes a target incentive, stated as a percentage of the individual’s annual base salary. Neither the Board (in the case of the CEO) nor the Committee (in the case of the other NEOs) made any changes to any of the NEOs’ targets during 2012. Target percentages remained the same as the prior year:

NEO/Other Executive	Target ICP
Greg Becker	70%
Michael Descheneaux	40
David Jones	40
Joan Parsons	45
Mary Dent	50

ICP Funding

Each year, the Committee establishes one or more metrics that it will use to measure company performance for ICP funding purposes. The Committee will also determine the extent to which the Company will fund the incentive pool based on those metrics and overall Company performance. For 2012, the Committee continues to believe that ROE is an appropriate indicator of financial performance that is directly related to the creation of stockholder value, especially if the Company measures performance against its own objectives as well as peer performance. Accordingly, the Committee established the following two performance metrics:

¡

ROE Against our Annual Target ROE (Two-Thirds (2/3) of Pool) - Similar to prior years, for 2012, the Committee established ROE relative to our Board-approved annual target ROE as an ICP performance metric. Two-thirds (2/3) of the total incentive pool is funded based on performance against this metric. The graph below illustrates the relationship in 2012 between (i) achieved ROE as a percentage of the annual plan, and (ii) the percentage of the target incentive pool accrued for the NEOs. There is a maximum funding amount of 200% of target payment for achievement of 150% or over of our target ROE under our annual plan. In 2012, the Committee made it more challenging for executives to achieve the funding maximum by increasing this performance requirement from 125% (from 2011 and prior years) to 150% of actual ROE performance against our target ROE.

    EXECUTIVE OFFICERS & COMPENSATION

The Committee retains discretion to fund up to 50% of the target ICP pool for performance below the 90% threshold, if and when it believes that making partial ICP payments are in the Company’s interests. The Committee decides in whether and to what extent it will fund or spend the provisional pool and in no way does this pool represent a form of guaranteed incentive payments. The Committee did not approve any provisional funding pool for 2012 because of the Company’s above-target ROE performance.

In addition, the Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary items, such as non-recurring accounting items. During 2012, per management’s recommendation and in consultation with the Chair of the Board’s Audit Committee, the Committee excluded certain non-recurring gains from the sale of investments, 50% of the gains and losses on non-marketable securities over budget (net of noncontrolling interests), and gains from the sale of certain assets.

¡

ROE Against Performance Peer Group (One-Third (1/3) of Pool) - For 2012, the Committee also added ROE relative to the Performance Peer Group as an additional ICP performance metric. (See “Competitive Benchmarking Against Peers” above.) One-third (1/3) of the total incentive pool is funded based on performance against this metric.

ROE Performance (Against Performance Peer Group)	Bottom Quintile (0-20% of 2012 Performance Peer Group)	Second Quintile (20-40% of 2012 Performance Peer Group)	Middle Quintile (40-60% of 2012 Performance Peer Group)	Fourth Quintile (60-80% of 2012 Performance Peer Group)	Top Quintile (80-100% of 2012 Performance Peer Group)
Funding of 1/3 of Target ICP Pool Based on ROE Performance Against Peer Performance	0% of Target	50% of Target	100% of Target	150% of Target	200% of Target

For 2012, the Committee determined that: (i) 2/3 of the executive ICP pool would be funded at 128% of target, based on the Company’s ROE performance, as adjusted, after taking into account the exclusions of certain non-recurring items as discussed above; and (ii) 1/3 of the executive ICP pool would be funded at 100% of target, based on the Company’s relative ROE performance, ranking within the middle quintile of its Performance Peer Group. In addition to these two ROE metrics, the Committee took into consideration the overall strong performance of the Company in 2012, and approved funding the executive ICP pool at 129% of total target.

    EXECUTIVE OFFICERS & COMPENSATION

2012 NEO ICP Awards

At the close of the year, the Committee determines actual incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the individual NEO’s performance. ICP awards for NEOs may be at, above, or below the target incentive and are determined by the Committee (or in the case of the CEO, by the Board).

In determining each NEO’s performance, the Committee considered a variety of factors that it believed to be relevant, including each NEO’s contributions to (i) the Company’s business and financial results, (ii) the Company’s successful execution of its 2012 corporate initiatives, and (iii) broader leadership within the organization. For Mr. Becker, the Committee considered the performance assessment conducted by the Board. For the other NEOs, the Committee considered the performance assessments conducted by Mr. Becker. In addition to these management assessments, the Committee considered its direct observations and assessments of each NEO’s performance.

The Board had determined that the CEO, and the Committee determined that the other NEOs, had earned the following incentive awards for 2012:

NEO, ICP Amount	Other Primary Factors Considered in Determining Individual Awards
Greg Becker, $700,000

• Continued profitability in 2012

¡      Earnings per share of $3.91 (comparable to 2011)

¡      Annual consolidated net income of $175.1 million (comparable to 2011)

¡      Solid return on average equity performance of 10.09%

• Increase in total asset growth (average total assets of $21.3 billion, up 14% from 2011)

• Continued strength of our capital and liquidity position

• Growth in loan portfolio (average loan (net of unearned income) balances of $7.6 billion, up 30% from 2011)

• Disciplined credit underwriting (net charge offs of 0.31% of average total gross loans for 2012) and loan portfolio management

• Growth in market share

• Positive client satisfaction survey results

• Progress on specific identified long term growth initiatives, including the opening of our U.K. banking branch and joint venture bank in China

• Execution and continued development of long-term strategic plan

• Being named by a nationally-recognized financial publication as a top 15 bank in the U.S.

• Employee morale and engagement; being named one of the 100 best companies to work for by a nationally-recognized financial publication

Michael Descheneaux, $275,000

• Strong execution of our overall financial management, including capital and liquidity

• Effective management of our fixed-income investment portfolio (average available-for-sale securities of $10.7 billion, up 14% from 2011)

• Effective management of relations with investors, credit ratings agencies and other key constituents

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

• Joint oversight of SVB Capital operations

    EXECUTIVE OFFICERS & COMPENSATION

NEO, ICP Amount	Other Primary Factors Considered in Determining Individual Awards
David Jones, $250,000

• Strong credit quality (net charge offs 0.31% of average total gross loans and non-performing assets of 0.17% of total assets for 2012)

• Maintenance of our disciplined credit underwriting and loan portfolio management

• Growth in loan portfolio (average loan (net of unearned income) balances of $7.6 billion, up 30% from 2011)

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

Joan Parsons, $230,000

• Growth in market share

• Strong deposit growth (average deposit balances of $17.9 billion, up 15% from 2011)

• Loan portfolio growth (average loan (net of unearned income) balances of $7.6 billion, up 30% from 2011)

• Strong credit quality (net charge offs 0.31% of average total gross loans for 2012)

• Positive client satisfaction survey results

• Continued focus on improving client experience

• Effective cross–selling

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

Mary Dent, $230,000

• Effective management of all legal matters

• Effective oversight of corporate compliance

• Effective advocacy on legislation and government affairs activities

• Successful efforts towards our annual Startup Outlook Survey, including increased participation

• Significant contribution towards long-term strategic planning

• Significant support towards global expansion efforts

Equity Incentives

Each NEO is eligible to receive equity awards, including stock options, restricted stock units and restricted stock awards under our 2006 Equity Incentive Plan. The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

The Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under its equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

    EXECUTIVE OFFICERS & COMPENSATION

Similar to 2011, in 2012, the Committee continued to focus on the future performance of the Company’s common stock, and continued its emphasis on long-term equity compensation. The Committee determined a target long-term equity award total value for each NEO and, effective as of May 1, 2012, awarded each NEO the following mix of performance-based (80%) and non-performance-based (20%) equity awards, as further discussed below:

NEO Equity Awards Granted in 2012
NEO/Other Executive	Number of Shares of the Common Stock Subject to:
	Non-Performance-Based Equity Awards (20%)	Performance-Based Equity Awards (80%)
	Restricted Stock Units (20%)	Stock Options (46%)	Performance-Based Restricted Stock Units (34%) (Target)
Greg Becker	5,200	28,100	8,800
Michael Descheneaux	3,100	17,400	5,300
David Jones	2,200	11,900	3,700
Joan Parsons	1,700	9,200	2,900
Mary Dent	1,600	9,000	2,700

•

The stock options and restricted stock units (RSUs) are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. The Committee did not establish performance-based criteria, as the value of these stock options, and any increase in the value of the RSUs, are inherently tied to the future performance of the Company’s common stock.

•

The performance-based restricted stock units (PRSUs) are subject to performance-based vesting over a one-year period and to the extent earned, additional time-based vesting. The Committee determines the performance conditions upon which the awards are earned, which for 2012, was the Company’s TSR performance, as measured against its Peer Group:

Relative TSR Performance (Against Peer Group)	Bottom Quartile (0-25% of 2012 Compensation Peer Group Performance)	Second Quartile (26-50% of 2012 Compensation Peer Group Performance)	Third Quartile (51-75% of 2012 Compensation Peer Group Performance)	Top Quartile (>75% of 2012 Compensation Peer Group Performance)
Extent of PRSUs Earned	0% of Target	50% of Target	100% of Target	150% of Target (Maximum)

After the end of the year, the Committee determined whether (and to what extent) the NEOs had earned the PRSUs, based on the Company’s performance against the TSR. While the determination of the extent the PRSUs are earned is largely formulaic as provided above, the Committee may exercise discretion to make any adjustments (not to exceed the maximum 150% of target level), to take into consideration Company and/or individual performance.

For 2012, as calculated for purposes of the PRSUs, the Company’s TSR3 ranked 73% and fell within the third quartile of the Compensation Peer Group. Accordingly, the Board and the Committee determined that the CEO and the other NEOs, respectively, had earned 100% of their respective target PRSUs. The earned PRSUs are subject to additional time-based vesting and will vest on December 20, 2014, subject to each respective NEO’s continued employment or other service to the Company.

[3]	Based on the differential between the average daily closing stock prices over the last two months of each of years 2011 and 2012.

    EXECUTIVE OFFICERS & COMPENSATION

Long-Term Cash Incentives

The Committee did not make any new long-term cash incentive awards to any NEO in 2012.

The Committee approved the final payout under the Cash Long Term Incentive Plan (“Cash LTIP”), relating to an award granted in 2010. In 2010, the Company implemented the Cash LTIP for executive officers to increase the proportion of long-term performance-based pay in our executives’ total target compensation packages and to manage the Company’s equity burn rate. In 2011, the Committee increased the NEOs’ long-term equity incentives (as discussed above under “Equity Incentives”), and discontinued making new awards under the Cash LTIP. Thus, the only awards made under the Cash LTIP plan were in 2010, which cover the 2010-2012 performance period.

Cash LTIP awards are deemed earned as determined by the Committee and are not guaranteed. The Committee determined 2012 payouts for the 2010 awards based on the performance metrics established at the time of the awards were granted — the Company’s book value growth and relative total shareholder return performance during the 2010-2012 performance period:

Target Award Payment:	75% of Target Award (Threshold Payment )	100% of Target Award (Target Payment)	125% of Target Award (Maximum Payment)
Book Value Growth* (50% of Target)	90% of Annual Book Value Growth Target	100% of Annual Book Value Growth Target	110% of Annual Book Value Growth Target
Company TSR, as measured against range of Compensation Peer Group TSR (50% of Target)	Lower 35% of Compensation Peer Group TSR	Middle 30% of Compensation Peer Group TSR	Upper 35% of Compensation Peer Group TSR

*

The calculation of the actual award is intended to be calculated on a linear basis based on the achievement against established book value goals, subject to the Committee’s discretion to adjust the award.

While the Committee intends to primarily consider the above performance goals to determine payouts under the 2010 awards, the Committee may approve actual awards based on other factors it deems appropriate and may make any adjustments to the awards to take into consideration Company and/or individual performance.

To determine the final payouts for the 2010 Cash LTIP awards, the Committee reviewed the Company’s total shareholder return and book value performance over 2010, 2011 and 2012 to determine the final total payout for the three years. Overall, based on: (i) the Company’s TSR4 for the cumulative three year period, which ranked within the upper 35% of the Compensation Peer Group; (ii) the Company’s achievement of its book value targets for each of 2010, 2011 and 2012, which was 125%, 125% and 120% of target, respectively; and (iii) overall Company and individual performance, the Board and the Committee determined that the CEO and the other NEOs, respectively, earned approximately 124% of the target award for the 2010-2012 three year performance period. Accordingly, the Committee approved the third and final payments under the Cash LTIP, which represented 40% of the total three-year target award, as follows (as adjusted for amounts previously paid for 2010 and 2011):

Participant	Target Award for 2010-2012 Three-Year Performance Period	Final Award for 2012 (Year 3) (40% of total target award)
Greg Becker	$212,600	$120,119
Michael Descheneaux	107,800	60,907
David Jones	150,000	84,750
Joan Parsons	181,500	102,548
Mary Dent	60,000	33,900

In 2013, the Committee terminated the Cash LTIP plan.

4 Based on the differential between the average daily closing stock prices over the last two months of each of years 2010 and 2012.

    EXECUTIVE OFFICERS & COMPENSATION

Executive Benefits

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our Deferred Compensation Plan (“DCP”), each individual may defer 5% to 25% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

No NEOs participated in the DCP in 2012. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2008.

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) and Employee Stock Ownership Plan, our qualified retirement plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) plan, SVB Financial Group does not provide any pension, excess retirement, or SERPs to our NEOs.

Under our 401(k) plan, our U.S. employees, including our NEOs, may make voluntary pre-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (“ESOP”). As determined by the Committee, we make discretionary annual contributions for U.S. employees of up to 10% of eligible compensation. ESOP contributions may be in the form of cash, the Company’s common stock, or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

For 2012, the Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution, and established a 5% (of eligible compensation) funding level based on target ROE performance. In 2012 and similar to 2011, the Committee capped contributions at a maximum of 5%, even if the Company’s ROE achievement exceeded target performance. As a result, despite the Company’s above-target achievement of ROE for 2012, the Committee approved a contribution of 5% of eligible compensation in cash (50%) and the Company’s common stock (50%).

    EXECUTIVE OFFICERS & COMPENSATION

Health and Welfare Benefits

Our U.S. employees, including our NEOs, are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees.

Time Away From Work

During 2012, we adopted a new “time away from work” policy for exempt employees, including our NEOs. The purpose of this policy was to eliminate the increasing financial liability of vacation accruals, while continuing to encourage employees to take time away from work. Under the policy, exempt employees no longer accrue vacation benefits. Rather, employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt employees continue to accrue vacation, sick and other paid time off benefits formulaically.

In 2012, exempt employees, including the NEOs, received a one-time payout of any unused and accrued vacation pursuant to the new policy.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs other than reimbursement of income taxes incurred by our executives on imputed income. For 2012, such imputed income was primarily associated with spousal travel to our business events where our executives’ spouses or significant others were invited, and expected to, attend. From time to time, we may provide other benefits that may be considered perquisites on a limited or exception basis, which we disclose as required by applicable rules.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Committee approved all equity grants in 2012 made to executive officers of the Company. Beginning in 2013, the Committee will continue to approve all executive equity grants, except that the independent members of the Board will approve any equity grant made to the Chief Executive Officer. Typically, annual equity compensation grants to executives are approved during the first or second quarters of the year, and grants are made effective during an open trading window pursuant to our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2012 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Committee typically approves an equity grant amount prior to the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made

    EXECUTIVE OFFICERS & COMPENSATION

by the Equity Awards Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Committee or other authorized committee.

The Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approved.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Stock options and performance-based restricted stock units vesting solely upon achievement of performance goals awarded under our 2006 Equity Incentive Plan qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as time-based restricted stock units that vest based solely on continued service, and payments under ICP and Cash LTIP, are designed to allow the Committee to balance tax deductibility with other business priorities that affect stockholder value.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management.

The Compensation Committee is responsible for setting and periodically reviewing the guidelines. During 2012, the Committee revised the guidelines by increasing the minimum equity ownership requirement for substantially all of the executive officer positions, including CEO, CFO and the other NEO positions. The guidelines are as follows:

Minimum Equity Ownership of SIVB shares*
Chief Executive Officer	80,000 shares
Chief Financial Officer Chief Credit Officer General Counsel Head of U.S. Banking	20,000 shares
Chief Operations Officer Chief Strategy and Risk Officer Head of Relationship Management	14,000 shares
Head of Marketing Head of Human Resources	9,500 shares

* The minimum equity ownership standards for executive officers under these guidelines are based on a position-specific multiple of current salary, calculated using a trailing twelve-month average share price. For example, the 80,000 shares requirement applicable for the Chief Executive Officer is based on a multiple of over 5 times his annual base salary at the time the standards were adopted.

    EXECUTIVE OFFICERS & COMPENSATION

Under the revised guidelines, if any current executive officer has not yet attained the minimum requirement, he or she is expected to attain the minimum level of ownership by May 23, 2017. New executive officers will be expected to attain the minimum level of ownership by the fifth anniversary of the date of his or her assumption of the applicable position.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock and restricted stock units. The Committee does not count vested or unvested stock options towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2012, all of our NEOs were in compliance with the applicable ownership guidelines.

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)		Stock Awards ($) (3)		Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Greg Becker,	2012	932,713	(6)	820,119	(7)	901,180		766,556	-	-	27,699	(8)	3,448,267
President and Chief	2011	781,696	(9)	1,183,780	(10)	1,992,210	(11)	618,929	-	-	24,500	(12)	4,601,115
Executive Officer	2010	705,412		479,725	(13)	376,568		324,181	-	-	26,338	(14)	1,912,224

Michael Descheneaux,	2012	576,198	(15)	335,907	(16)	540,708		474,664		-	25,608	(17)	1,953,085
Chief Financial Officer	2011	488,749		532,340	(18)	543,330		412,619	-	-	24,500	(19)	2,001,538
	2010	485,019		340,425	(20)	288,719		248,542	-	-	26,338	(21)	1,389,043

David Jones,	2012	466,547	(22)	334,750	(23)	379,783		324,627		-	56,764	(24)	1,562,471
Chief Credit Officer	2011	404,631		445,000	(25)	362,220		257,887	-	-	24,500	(26)	1,494,238
	2010	386,425		291,250	(27)	200,824		172,903	-	-	26,338	(28)	1,077,740

Joan Parsons	2012	443,146	(29)	332,548	(30)	296,102		250,972		-	27,047	(31)	1,349,814
Head of U.S. Banking	2011	380,640		454,450	(32)	301,850		180,521	-	-	24,500	(33)	1,341,961
	2010	316,262		293,163	(34)	132,183		108,831	-	-	26,338	(35)	876,777

Mary Dent	2012	419,350	(36)	263,900	(37)	276,791		245,516	-	-	25,714	(38)	1,231,271
General Counsel	2011	360,014		368,000	(39)	301,850		232,098	-	-	24,500	(40)	1,286,462
	2010	346,680		257,500	(41)	163,181		140,475	-	-	26,338	(42)	934,174

(1)

Includes items such as charitable donations of vacation time. Also includes for 2012, one-time payouts for unused and accrued vacation time in light of the adoption of our new time away from work policy (“Accrued Vacation Payout”). See “Executive Benefits – Time Away From Work” below.

(2)

We have reflected values for the Company’s ICP and Cash LTIP incentive programs under the “Bonus” column because these programs provide for the Committee’s discretion to make final determinations on individual incentive payments. We therefore have reported these payments as part of a discretionary incentive plan under “Bonus” (as opposed to “Non-Equity Incentive Plan Compensation”). See “Elements of Compensation – Annual Cash Incentives” and “– Long-Term Cash Incentives” under “Compensation Discussion and Analysis” above.

(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

(4)

We do not provide NEOs with any Company-funded deferred compensation benefits but do offer each NEO the opportunity to tax-defer a portion of their income. Among the NEOs, only Mr. Becker participates in the Deferred Compensation Plan. There was no above-market or preferential earnings on compensation deferred by Mr. Becker under the Deferred Compensation Plan during 2010, 2011 or 2012. Amounts previously reported in our past Summary Compensation Tables for 2011 and prior years were actual changes in value of the underlying assets and not required to be disclosed and thus, have accordingly been removed. For more information about the Deferred Compensation Plan, see “Executive Benefits – Deferred Compensation” under “Compensation Discussion and Analysis” above and the table below entitled “Non-Qualified Deferred Compensation.”

(5)

Included in this column for 2012 are reimbursement payments of income taxes incurred by the NEOs on imputed income (“Imputed Income Tax Reimbursements”). For 2012, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected to, attend.

(6)	Salary compensation for Mr. Becker in 2012 includes a one-time Accrued Vacation Payout of $124,615.

(7)	Bonus compensation for Mr. Becker in 2012 is comprised of: (a) Cash LTIP payment of $120,119; and (b) ICP payment of $700,000.

(8)

Other compensation for Mr. Becker in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) Savings Plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $2,699.

(9)	Salary compensation for Mr. Becker in 2011 includes his promotional salary increase.

(10)	Bonus compensation for Mr. Becker in 2011 is comprised of: (a) Cash LTIP payment of $63,780; and (b) ICP payment of $1,120,000.

(11)	Stock compensation for Mr. Becker in 2011 includes his one-time promotional grant of 19,000 restricted stock units (subject to four-year cliff vesting).

    EXECUTIVE OFFICERS & COMPENSATION

(12)	Other compensation for Mr. Becker in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(13)	Bonus compensation for Mr. Becker in 2010 is comprised of: (a) Cash LTIP payment of $79,725; and (b) ICP payment of $400,000.

(14)	Other compensation for Mr. Becker in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(15)	Salary compensation for Mr. Descheneaux in 2012 includes a one-time Accrued Vacation Payout of $70,283.

(16)	Bonus compensation for Mr. Descheneaux in 2012 is comprised of: (a) Cash LTIP payment of $60,907; and (b) ICP payment of $275,000.

(17)

Other compensation for Mr. Descheneaux in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) Savings Plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $608.

(18)	Bonus compensation for Mr. Descheneaux in 2011 is comprised of: (a) Cash LTIP payment of $32,340; and (b) ICP payment of $500,000.

(19)	Other compensation for Mr. Descheneaux in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(20)	Bonus compensation for Mr. Descheneaux in 2010 is comprised of: (a) Cash LTIP payment of $40,425; and (b) ICP payment of $300,000.

(21)	Other compensation for Mr. Descheneaux in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(22)	Salary compensation for Mr. Jones in 2012 includes a one-time Accrued Vacation Payout of $66,154.

(23)	Bonus compensation for Mr. Jones in 2012 is comprised of: (a) Cash LTIP payment of $84,750; and (b) ICP payment of $250,000.

(24)

Other compensation for Mr. Jones in 2012 is comprised of: (a) ESOP contribution of $12,500; and (b) 401(k) Savings Plan matching contribution of $12,500. In addition, other compensation includes $31,764, representing: (i) our perquisite costs of $21,266 primarily associated with spousal travel and attendance to our business events or for business trips, where Mr. Jones’s spouse was invited, and expected to, attend, and (ii) an Imputed Income Tax Reimbursement of $10,498.

(25)	Bonus compensation for Mr. Jones in 2011 is comprised of: (a) Cash LTIP payment of $45,000; and (b) ICP payment of $400,000.

(26)	Other compensation for Mr. Jones in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(27)	Bonus compensation for Mr. Jones in 2010 is comprised of: (a) Cash LTIP payment of $56,250; and (b) ICP payment of $235,000.

(28)	Other compensation for Mr. Jones in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(29)	Salary compensation for Ms. Parsons in 2012 includes a one-time Accrued Vacation Payout of $66,638.

(30)	Bonus compensation for Ms. Parsons in 2012 is comprised of: (a) Cash LTIP payment of $102,548; and (b) ICP payment of $230,000.

(31)

Other compensation for Ms. Parsons in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) Savings Plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $2,047.

(32)	Bonus compensation for Ms. Parsons in 2011 is comprised of: (a) Cash LTIP payment of $54,450; and (b) ICP payment of $400,000.

(33)	Other compensation for Ms. Parsons in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(34)	Bonus compensation for Ms. Parsons in 2010 is comprised of: (a) Cash LTIP payment of $68,063; and (b) ICP payment of $225,100.

(35)	Other compensation for Ms. Parsons in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

(36)	Salary compensation for Ms. Dent in 2012 includes her merit salary increase and a one-time Accrued Vacation Payout of $46,459.

(37)	Bonus compensation for Ms. Dent in 2012 is comprised of: (a) Cash LTIP payment of $33,900; and (b) ICP payment of $230,000.

(38)

Other compensation for Ms. Dent in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) Savings Plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $714.

(39)	Bonus compensation for Ms. Dent in 2011 is comprised of: (a) Cash LTIP payment of $18,000; and (b) ICP payment of $350,000.

(40)	Other compensation for Ms. Dent in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) Savings Plan matching contribution of $12,250.

(41)	Bonus compensation for Ms. Dent in 2010 is comprised of: (a) Cash LTIP payment of $22,500; and (b) ICP payment of $235,000.

(42)	Other compensation for Ms. Dent in 2010 is comprised of: (a) ESOP contribution of $14,088; and (b) 401(k) Savings Plan matching contribution of $12,250.

    EXECUTIVE OFFICERS & COMPENSATION

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (2)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Compensation Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	May 1, 2012	April 25, 2012							8,800	-	$-	$566,456
Greg Becker	May 1, 2012	April 25, 2012							5,200	-	-	334,724
Greg Becker	May 1, 2012	April 25, 2012							-	28,100	64.37	766,556
Michael Descheneaux	May 1, 2012	April 25, 2012							5,300	-	-	341,161
Michael Descheneaux	May 1, 2012	April 25, 2012							3,100	-	-	199,547
Michael Descheneaux	May 1, 2012	April 25, 2012							-	17,400	64.37	474,664
David Jones	May 1, 2012	April 25, 2012							3,700	-	-	238,169
David Jones	May 1, 2012	April 25, 2012							2,200	-	-	141,614
David Jones	May 1, 2012	April 25, 2012							-	11,900	64.37	324,627
Joan Parsons	May 1, 2012	April 25, 2012							2,900	-	-	186,673
Joan Parsons	May 1, 2012	April 25, 2012							1,700	-	-	109,429
Joan Parsons	May 1, 2012	April 25, 2012							-	9,200	64.37	250,972
Mary Dent	May 1, 2012	April 25, 2012							2,700	-	-	173,799
Mary Dent	May 1, 2012	April 25, 2012							1,600	-	-	102,992
Mary Dent	May 1, 2012	April 25, 2012							-	9,000	64.37	245,516

(1)

For the performance-based restricted stock unit grants to the NEOs made in 2012, the performance achievement was determined as of December 31, 2012 based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above. Since the achievement under this performance-based restricted stock grant was determined as of December 31, 2012, there are no estimated future payouts to be disclosed in the table above. See “Compensation Discussion and Analysis—Equity Incentives” above.

(2)

The stock awards reported above reflect performance-based restricted stock unit awards granted to each NEO. The Committee determined in January 2013 that 100% of the target for these awards had been earned for 2012. The target payout of the awards to Mr. Becker, Mr. Descheneaux, Mr. Jones, Ms. Parsons and Ms. Dent were 8,800, 5,300, 3,700, 2,900 and 2,700 shares, respectively. The achievement resulted in a 100% payout of target, which is subject to further time-based vesting until December 20, 2014.

(3)	Only the exercise price of the stock option awards is reported in the table above.

(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2012, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	45,323	$1,226,653	9,583	$548,523
Michael Descheneaux	1,200	13,898	7,139	406,867
David Jones	-	-	5,381	309,588
Joan Parsons	18,500	581,130	2,443	152,109
Mary Dent	4,000	53,360	4,111	234,958

    EXECUTIVE OFFICERS & COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2012. The exercise price for each of the stock option grants reported below is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables below. Outstanding stock awards are valued based upon the closing market price of the Company’s stock as of December 31, 2012, which was $55.97 per share.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	8,016	-	-	$50.38	May 2, 2013
	12,050	-	-	52.72	May 22, 2014
	16,450	-	-	48.76	April 29, 2015
	12,338	4,112 (1)	-	27.84	May 12, 2016
	8,523	8,522 (2)	-	45.19	July 27, 2017
	6,000	18,000 (3)	-	60.37	April 27, 2018
		28,100 (4)	-	64.37	May 1, 2019
						3,750 (5)	$209,888	-	-
						19,000 (6)	1,063,430	-	-
						5,200 (7)	291,044	-	-
						4,500 (8)	251,865	-	-
						8,800 (9)	492,536	-	-

(1)	4,112 options will vest on November 20, 2013.

(2)	4,261 options will vest on July 27, 2013; and 4,261 options will vest on July 27, 2014.

(3)	6,000 options will vest on April 27, 2013; 6,000 options will vest on April 27, 2014; and 6,000 options will vest on April 27, 2015.

(4)	7,025 options will vest on May 1, 2013; 7,025 options will vest on May 1, 2014; 7,025 options will vest on May 1, 2015; and 7,025 options will vest on May 1, 2016.

(5)	1,250 restricted stock units will vest on April 27, 2013; 1,250 restricted stock units will vest on April 27, 2014; and 1,250 restricted stock units will vest on April 27, 2015.

(6)	19,000 restricted stock units will vest on April 27, 2015.

(7)

1,300 restricted stock units will vest on May 1, 2013; 1,300 restricted stock units will vest on May 1, 2014; 1,300 restricted stock units will vest on May 1, 2015; and 1,300 restricted stock units will vest on May 1, 2016.

(8)	4,500 performance-based restricted stock units will vest on December 20, 2013.

(9)	8,800 performance-based restricted stock units will vest on December 20, 2014.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	1,200	-	-	$46.42	November 9, 2013
	9,350	-	-	52.72	May 22, 2014
	10,900	-	-	48.76	April 29, 2015
	8,050	3,350 (1)	-	27.84	May 12, 2016
	6,534	6,534 (2)	-	45.19	July 27, 2017
	4,000	12,000 (3)	-	60.37	April 27, 2018
	-	17,400 (4)	-	64.37	May 1, 2019
						2,250 (5)	$125,933	-	-
						3,100 (6)	173,507	-	-
						3,000 (7)	167,910	-	-
						5,300 (8)	296,641	-	-

(1)	3,350 options will vest on November 20, 2013.

(2)	3,267 options will vest on July 27, 2013; and 3,267 options will vest on July 27, 2014.

(3)	4,000 options will vest on April 27, 2013; 4,000 options will vest on April 27, 2014; and 4,000 options will vest on April 27, 2015.

(4)	4,350 options will vest on May 1, 2013; 4,350 options will vest on May 1, 2014; 4,350 options will vest on May 1, 2015; and 4,350 options will vest on May 1, 2016.

(5)	750 restricted stock units will vest on April 27, 2013; 750 restricted stock units will vest on April 27, 2014; and 750 restricted stock units will vest on April 27, 2015.

(6)

775 restricted stock units will vest on May 1, 2013; 775 restricted stock units will vest on May 1, 2014; 775 restricted stock units will vest on May 1, 2015; and 775 restricted stock units will vest on May 1, 2016.

(7)	3,000 performance-based restricted stock units will vest on December 20, 2013.

(8)	5,300 performance-based restricted stock units will vest on December 20, 2014.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
David Jones	1,750	-	-	$53.29	April 4, 2013
	1,750	-	-	53.29	April 4, 2013
	1,942	-	-	48.15	April 2, 2014
	1,308	-	-	48.15	April 2, 2014
	2,292	-	-	48.76	April 29, 2015
	1,708	-	-	48.76	April 29, 2015
	4,000	2,000 (1)	-	27.84	May 12, 2016
	4,546	4,545 (2)	-	45.19	July 27, 2017
	2,500	7,500 (3)	-	60.37	April 27, 2018
	-	11,900 (4)	-	64.37	May 1, 2019
						1,500 (5)	$83,955	-	-
						2,200 (6)	123,134	-	-
						2,000 (7)	111,940	-	-
						3,700 (8)	207,089	-	-

    EXECUTIVE OFFICERS & COMPENSATION

(1)	2,000 options will vest on May 12, 2013.

(2)	2,273 options will vest on July 27, 2013; and 2,272 options will vest on July 27, 2014.

(3)	2,500 options will vest on April 27, 2013; 2,500 options will vest on April 27, 2014; and 2,500 options will vest on April 27, 2015.

(4)	2,975 options will vest on May 1, 2013; 2,975 options will vest on May 1, 2014; 2,975 options will vest on May 1, 2015; and 2,975 options will vest on May 1, 2016.

(5)	500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

(6)

550 restricted stock units will vest on May 1, 2013; 550 restricted stock units will vest on May 1, 2014; 550 restricted stock units will vest on May 1, 2015; and 550 restricted stock units will vest on May 1, 2016.

(7)	2,000 performance-based restricted stock units will vest on December 20, 2013.

(8)	3,700 performance-based restricted stock units will vest on December 20, 2014.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Joan Parsons	1,500	-	-	$53.29	April 4, 2013
	1,500	-	-	53.29	April 4, 2013
	1,830	-	-	48.15	April 2, 2014
	920	-	-	48.15	April 2, 2014
	1,926	-	-	48.76	April 29, 2015
	824	-	-	48.76	April 29, 2015
	624	-	-	23.16	January 27, 2016
	1,251	625 (1)	-	23.16	January 27, 2016
	1,750	875 (2)	-	19.48	April 28, 2016
	875	-	-	19.48	April 28, 2016
	1,206	-	-	42.45	October 27, 2016
	669	625 (3)	-	42.45	October 27, 2016
	2,500	2,500 (4)	-	49.18	April 30, 2017
	342	340 (5)	-	43.53	October 26, 2017
	1,750	5,250 (6)	-	60.37	April 27, 2018
	-	9,200 (7)	-	64.37	May 1, 2019
						250 (8)	$13,993	-	-
						437 (9)	24,459	-	-
						250 (10)	13,993	-	-
						1,000 (11)	55,970	-	-
						388 (12)	21,716	-	-
						1,500 (13)	83,955	-	-
						1,700 (14)	95,149	-	-
						1,500 (15)	83,955	-	-
						2,900 (16)	162,313	-	-

(1)	625 options vested on January 27, 2013.

(2)	875 options will vest on April 28, 2013.

(3)	625 options will vest on October 27, 2013.

(4)	1,250 options will vest on April 30, 2013; and 1,250 options will vest on April 30, 2014.

(5)	170 options will vest on October 26, 2013; and 170 options will vest on October 26, 2014.

(6)	1,750 options will vest on April 27, 2013; 1,750 options will vest on April 27, 2014; and 1,750 options will vest on April 27, 2015.

(7)	2,300 options will vest on May 1, 2013; 2,300 options will vest on May 1, 2014; 2,300 options will vest on May 1, 2015; and 2,300 options will vest on May 1, 2016.

    EXECUTIVE OFFICERS & COMPENSATION

(8)	250 restricted stock units will vest on January 27, 2013.

(9)	437 restricted stock units will vest on April 28, 2013.

(10)	250 restricted stock units will vest on October 27, 2013.

(11)	500 restricted stock units will vest on April 30, 2013; and 500 restricted stock units will vest on April 30, 2014.

(12)	194 restricted stock units will vest on October 26, 2013; and 194 restricted stock units will vest on October 26, 2014.

(13)	500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

(14)

425 restricted stock units will vest on May 1, 2013; 425 restricted stock units will vest on May 1, 2014; 425 restricted stock units will vest on May 1, 2015; and 425 restricted stock units will vest on May 1, 2016.

(15)	1,500 performance-based restricted stock units will vest on December 20, 2013.

(16)	2,900 performance-based restricted stock units will vest on December 20, 2014.

	OPTION AWARDS					STOCK AWARDS
NAME	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Mary Dent	7,752	-	-	$48.49	June 2, 2013
	1,425	-	-	52.72	May 22, 2014
	8,700	-	-	48.76	April 29, 2015
	6,525	2,175 (1)	-	27.84	May 12, 2016
	3,694	3,692 (2)	-	45.19	July 27, 2017
	2,250	6,750 (3)	-	60.37	April 27, 2018
	-	9,000 (4)	-	64.37	May 1, 2019
						1,500 (5)	$83,955	-	-
						1,600 (6)	89,552	-	-
						1,500 (7)	83,955	-	-
						2,700 (8)	151,119	-	-

(1)	2,175 options will vest on May 12, 2013.

(2)	1,846 options will vest on July 27, 2013; and 1,846 options will vest of July 27, 2014.

(3)	2,250 options will vest on April 27, 2013; 2,250 options will vest on April 27, 2014; and 2,250 options will vest on April 27, 2015.

(4)	2,250 options will vest on May 1, 2013; 2,250 options will vest on May 1, 2014; 2,250 options will vest on May 1, 2015; and 2,250 options will vest on May 1, 2016.

(5)	1,500 performance-based restricted stock units will vest on December 20, 2013.

(6)

400 restricted stock units will vest on May 1, 2013; 400 restricted stock units will vest on May 1, 2014; 400 restricted stock units will vest on May 1, 2015; and 400 restricted stock units will vest on May 1, 2016.

(7)	500 restricted stock units will vest on April 27, 2013; 500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

(8)	2,700 performance-based restricted stock units will vest on December 20, 2014.

Pension Benefits

The Company does not maintain any defined benefit pension plans.

    EXECUTIVE OFFICERS & COMPENSATION

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under the Company’s Deferred Compensation Plan. The Company does not maintain any other non-qualified deferred compensation program for its NEOs.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last December 31, 2012
Greg Becker (1)	$-	$-	$17,758	$-	$127,675
Michael Descheneaux	-	-	-	-	-
David Jones	-	-	-	-	-
Joan Parsons	-	-	-	-	-
Mary Dent	-	-	-	-	-

(1)	Mr. Becker participated in the Deferred Compensation Plan in 2008. No additional contributions were made during 2012.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the plan) following a change in control of the Company. The Company adopted this plan in order to ensure that its executives did not have a disincentive to consider and, where determined by the Board or stockholders, as appropriate, to be in the Company’s best interests, to act diligently to promote a change in the control of the Company.

In 2012, we amended our Change in Control Plan to eliminate a tax gross-up provision, which provided coverage for an individual executive’s excise taxes if the total change-in-control benefits to that individual exceeded the Internal Revenue Code Section 280G limit by more than 10%. Other than this amendment, we did not make any other material amendments or changes to the plan in 2012.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the President and the Chief Strategy and Risk Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of the Company’s voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of the Company’s assets; an acquisition by any person, directly or indirectly, of 50% or more of the Company’s voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of the Company’s voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless the Company provides otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with the Company or its affiliates, or any customer of the Company or its affiliates, for 18 months with respect to the Chief Executive Officer, 12 months for the Chief Financial Officer, President and Chief Strategy Officer, and six months for other covered executives. In addition, unless the Company provides otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any employee of the

    EXECUTIVE OFFICERS & COMPENSATION

Company or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in favor of the Company covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with the Company and its affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

The Company’s Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as the Company deems appropriate for the payment of severance benefits. The policy is intended to promote the Company’s ability to modify its workforce and structure while providing a reasonable level of certainty and job security to its employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy the Company continues to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

Long-Term Cash Incentive Plan

The Cash LTIP provides for post-termination payments under certain circumstances, subject to the Committee’s determination. If a participant’s service is terminated as the result of his or her death or disability, then the participant (or his or her estate) will be entitled to receive a pro-rata portion of the actual award (as determined by the Committee) he or she would otherwise have received had the participant remained employed through the end of the applicable performance period (less amounts previously paid, if any). If the Cash LTIP plan is terminated in connection with a change of control that occurs during the performance period, or if the plan continues following a change of control but the participant is terminated without cause or resigns for good reason within ninety (90) days prior to, or at any time following the change of control, the participant will be paid an actual award for the performance period then in progress with the amount to be based on actual achievement of the previous year’s performance goals, or if there are none, at 100% of target (less amounts previously paid, if any).

Additionally, if a participant terminates his or her service during the performance period as the result of his or her retirement, then the participant will be entitled to receive the actual award (as determined by the Committee) he or she would have otherwise received had the participant remained employed through the end of the performance period (less amounts previously paid, if any). For purposes of the Cash LTIP, “retirement” means a resignation from the Company or any affiliate if at the time of the resignation a participant is at least 62 years old, has completed at least 20 years of service with the Company or any affiliate, and is in good standing as determined by the Company.

The Cash LTIP plan was terminated in 2013.

Equity Incentive Plans

The Company’s 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans. The Company’s 1997 Equity Incentive Plan, in which certain NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company.

    EXECUTIVE OFFICERS & COMPENSATION

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause )	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-	$-	$800,000	$4,080,000	$-	$-
Market value of vested, exercisable stock options (1)	641,522	-	641,522	641,522	641,522	641,522
Market value of unvested stock options which would vest (2)	-	-	-	207,538	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	2,308,763	-	-
Company-paid health benefits	-	-	20,137	26,879	-	-
Accelerated retirement plan vesting (4)	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	20,000	20,000	-	-
Deferred Compensation Plan balance payable (5)	127,675	127,675	127,675	127,675	127,675	127,675
Cash LTIP (7)	120,119 (8)	-	-	120,119	120,119	120,119

TOTAL	$889,316	$127,675	$1,609,334	$7,532,495	$889,316	$889,316

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(4)	Mr. Becker is fully vested in his retirement plan account.

(5)	Deferred Compensation Plan balance for Mr. Becker reflects his account balance as of December 31, 2012.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2012 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable upon “retirement,” assuming participants meet the applicable age and other requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

    EXECUTIVE OFFICERS & COMPENSATION

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-	$-	$344,048	$1,358,000	$-	$-
Market value of vested, exercisable stock options (1)	417,320	-	417,320	417,320	417,320	417,320
Market value of unvested stock options which would vest (2)	-	-	-	164,672	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	763,991	-	-
Company-paid health benefits	-	-	14,783	19,052	-	-
Accelerated retirement plan vesting (4)	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable (5)	-	-	-	-	-	-
Cash LTIP (7)	60,907 (8)	-	-	60,907	60,907	60,907

TOTAL	$478,227	$-	$783,651	$2,791,442	$478,227	$478,227

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(4)	Mr. Descheneaux is fully vested in his retirement plan account.

(5)	Mr. Descheneaux does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2012 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable upon “retirement,” assuming participants meet the applicable age and other requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	DAVID JONES, CHIEF CREDIT OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-	$-	$400,000	$560,000	$-	$-
Market value of vested, exercisable stock options (1)	225,161	-	225,161	225,161	225,161	225,161
Market value of unvested stock options which would vest (2)	-	-	-	105,255	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	526,118	-	-
Company-paid health benefits	-	-	14,662	19,454	-	-
Accelerated retirement plan vesting (4)	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable (5)	-	-	-	-	-	-
Cash LTIP (7)	84,750 (8)	-	-	84,750	84,750	84,750

TOTAL	$309,911	$-	$647,323	$1,528,238	$309,911	$309,911

    EXECUTIVE OFFICERS & COMPENSATION

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(4)	Mr. Jones is fully vested in his retirement plan account.

(5)	Mr. Jones does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2012 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable upon “retirement,” assuming participants meet the applicable age and other requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

	JOAN PARSONS, HEAD OF US BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-	$-	$385,000	$558,250	$-	$-
Market value of vested, exercisable stock options (1)	253,257	253,257	253,257	253,257	253,257	253,257
Market value of unvested stock options which would vest (2)	-	-	-	82,090	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	555,502	-	-
Company-paid health benefits	-	-	19,711	25,403	-	-
Accelerated retirement plan vesting (4)	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable (5)	-	-	-	-	-	-
Cash LTIP (7)	102,548 (8)	-	-	102,548	102,548	102,548

TOTAL	$355,804	$253,257	$665,468	$1,584,550	$355,804	$355,804

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(4)	Ms. Parsons is fully vested in her retirement plan account.

(5)	Ms. Parsons does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2012 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable upon “retirement,” assuming participants meet the applicable age and other requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

    EXECUTIVE OFFICERS & COMPENSATION

	MARY DENT, GENERAL COUNSEL
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause )	Involuntary or for Good Reason After Change-in- Control (6)	Death	Disability
Cash severance pay	$-	$-	$286,288	$562,500	$-	$-
Market value of vested, exercisable stock options (1)	348,713	-	348,713	348,713	348,713	348,713
Market value of unvested stock options which would vest (2)	-	-	-	100,983	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	408,581	-	-
Company-paid health benefits	-	-	13,838	18,547	-	-
Accelerated retirement plan vesting (4)	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable (5)	-	-	-	-	-	-
Cash LTIP (7)	33,900 (8)	-	-	33,900	33,900	33,900

TOTAL	$382,613	$-	$656,339	$1,480,723	$382,613	$382,613

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(2)

The market value of unvested stock options which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(3)

The market value of unvested restricted stock which would accelerate in vesting under a change in control is calculated assuming a market value of $55.97 per share (the closing share price as of December 31, 2012).

(4)	Ms. Dent is fully vested in her retirement plan account.

(5)	Ms. Dent does not participate in our Deferred Compensation Plan.

(6)

In accordance with the required disclosure format and timing, we are presenting the total benefits which would be provided under our compensation plans for a change in control related termination of employment effective December 31, 2012 based on the base salary rate and incentive target rate in effect as of that date.

(7)	Cash LTIP award is pro-rated for termination as a result of death or disability. For retirement, the award will be paid when other participants in the plan are paid.

(8)

This amount is payable upon “retirement,” assuming participants meet the applicable age and other requirements under the Cash LTIP plan. Otherwise, participants are not eligible to receive termination payments upon voluntary resignation for any other reasons.

    EXECUTIVE OFFICERS & COMPENSATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of the Company’s Common Stock by: (i) each of the Company’s directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” below, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric A. Benhamou (1)	19,680	*	%
David M. Clapper (1)	11,680	*	%
Roger F. Dunbar (2)	10,054	*	%
Joel P. Friedman (1)	16,680	*	%
C. Richard Kramlich (1)	15,680	*	%
Lata Krishnan (3)	8,092	*	%
Jeffrey N. Maggioncalda (1)	1,675	*	%
Kate D. Mitchell (1)	3,955	*	%
John F. Robinson (1)	5,660	*	%
Garen K. Staglin (1)	5,380	*	%
Kyung H. Yoon (4)	5,730	*	%
Greg W. Becker (5)	112,356	*	%
Michael R. Descheneaux (6)	49,057	*	%
David Jones (7)	115,386	*	%
Joan Parsons (8)	56,925	*	%
Mary Dent (9)	33,987	*	%
All directors, director nominees and executive officers as a group (21 persons) (10)	580,742	1.29%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 1,675 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(2)	Includes 3,349 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(3)	Does not include 1,675 shares underlying restricted stock units, receipt of which the director has elected to defer.

(4)

Includes 3,725 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date, of which 2,050 shares are scheduled to be released pursuant to a deferral election from a previous year.

(5)

Includes 1,250 shares which may be acquired pursuant to the release of restricted stock units and 65,369 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(6)

Includes 750 shares which may be acquired pursuant to the release of restricted stock units and 42,834 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(7)

Includes 500 shares which may be acquired pursuant to the release of restricted stock units and 20,796 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(8)

Includes 500 shares which may be acquired pursuant to the release of restricted stock units and 18,842 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(9)

Includes 500 shares which may be acquired pursuant to the release of restricted stock units and 21,169 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(10)	Includes 270,632 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

    SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2012 by those known by the Company to own more than 5% of the outstanding Common Stock of the Company, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 44,627,182 shares outstanding as of December 31, 2012. The Company knows of no persons other than those entities described below which beneficially own more than 5% of the outstanding Common Stock of the Company. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
T. Rowe Price Associates, Inc. (1)	2,909,705	6.52%
100 E. Pratt Street
Baltimore, MD 21202

BlackRock, Inc. (2)	2,581,991	5.79%
40 East 52nd Street
New York, NY 10022

State Street Corporation (3)	2,391,749	5.36%
One Lincoln Street
Boston, MA 02111

The Vanguard Group (4)	2,333,196	5.23%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Information is based on figures set forth in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 6, 2013. According to such 13G/A, Price Associates, an investment adviser, has sole voting power with respect to 826,244 shares and sole dispositive power with respect to 2,909,705 shares.

(2)

Information is based on figures set forth in a Schedule 13G/A filed by BlackRock, Inc. on February 11, 2013. According to such 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 2,581,991 shares and sole dispositive power with respect to 2,581,991 shares.

(3)

Information is based on figures set forth in a Schedule 13G filed by State Street Corporation (“State Street”) on February 12, 2013. According to such 13G, State Street, a financial institution and investment adviser, has shared voting power with respect to 2,391,749 shares and shared dispositive power with respect to 2,391,749 shares.

(4)

Information is based on figures set forth in a Schedule 13G filed by The Vanguard Group (“Vanguard Group”) on February 11, 2013. According to such 13G, Vanguard Group, an investment adviser, has sole voting power with respect to 31,859 shares, sole dispositive power with respect to 2,303,637 shares and shared dispositive power with respect to 29,559 shares.

    SECURITY OWNERSHIP INFORMATION

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be the independent registered public accounting firm of the Company for the 2013 fiscal year. KPMG LLP has audited the Company’s financial statements since November 1994. While neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2012 and 2011, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2012	2011
Audit fees	$4,361,548	$4,146,398
Audit-related fees (1)	191,993	198,391
Tax fees (2)	557,412	569,274
All other fees (3)	398,985	273,581

Total	$5,509,938	$5,187,644

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and advice.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. The charter also provides that, to the extent permitted by applicable law, the Audit Committee may adopt pre-approval policies and procedures, as well as delegate authority to grant approvals to one or more members of the Audit Committee. During the fiscal years 2012 and 2011, all such services provided by KPMG LLP were approved or pre-approved by the Audit Committee. Additionally, all non-audit related services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

    OTHER PROXY PROPOSALS

Proposal No. 3

ADVISORY (NON-BINDING) VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

In 2011, pursuant to the recommendation of our Board of Directors, our stockholders approved the frequency of our advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) to be on an annual basis. Pursuant to Section 14A of the Exchange Act, we are submitting this Say on Pay vote to provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of the Company’s executive compensation program for our NEOs.

    OTHER PROXY PROPOSALS

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Stockholders of the Company’s Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Notice Regarding the Availability of Proxy Materials,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

The Company counts abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors). Accordingly, in cases other than the election of directors, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

    MEETING & OTHER INFORMATION

Voting Required

The vote required for each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	You May Vote
Proposal No. 1 - Election of Directors	Plurality of Votes Cast	No	FOR or WITHHOLD

Proposal No. 2 - Ratification of Auditors	Majority of Votes Cast	Yes	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Advisory Vote on Say on Pay	Majority of Votes Cast	No	FOR, AGAINST or ABSTAIN

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, the Board of Directors of the Company. The Company will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board of Directors to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Company’s Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of the officers, directors and employees of the Company may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of the Company’s nominees to the Board of Directors,

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013,

•	“FOR” approval of an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 15, 2013. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your

    MEETING & OTHER INFORMATION

shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2012 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Kristi Gilbaugh

Telephone: (408) 654-7400

Facsimile: 408-969-6500

Email: kgilbaugh@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

    MEETING & OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 15, 2013. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 27, 2013, and

•	Not later than the close of business on January 26, 2014.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of the Company’s annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to the Company and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

    MEETING & OTHER INFORMATION

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at www.sec.gov.

2012 ANNUAL REPORT

Stockholders who wish to obtain copies of the Company’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012, without charge, should address a written request to Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    MEETING & OTHER INFORMATION

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54307-P32611 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SVB FINANCIAL GROUP For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the

The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following:

1. Election of Directors

Nominees:

01) Greg W. Becker 07) Lata Krishnan

02) Eric A. Benhamou 08) Jeffrey N. Maggioncalda 03) David M. Clapper 09) Kate D. Mitchell 04) Roger F. Dunbar 10) John F. Robinson 05) Joel P. Friedman 11) Garen K. Staglin 06) C. Richard Kramlich

The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013.

3. To approve an advisory (non-binding) proposal on the Company’s executive compensation (“Say on Pay”).

4. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof, according to the Proxy Holders’ decision and in their discretion.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check ! box unless you want to exercise cumulative voting.

Please indicate if you plan to attend this meeting. ! !

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Letter to Stockholders from the Chief Executive Officer and Board Chairman, and 2012 Form 10-K Annual Report are available at www.proxyvote.com.

M54308-P32611

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 25, 2013

The undersigned appoints GREG W. BECKER and MARY J. DENT, or either of them, with full power of substitution for himself or herself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 25, 2013, at 4:30 p.m., Pacific Time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Cumulative voting NAME # OF

(Complete only if OF CANDIDATE VOTES CAST applicable) 1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9 1.10 1.11

(If you exercised cumulative voting, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

svb >

Financial Group

LETTER TO OUR STOCKHOLDERS

To our stockholders, clients and employees: 2012 was an exceptional year for SVB. We delivered outstanding financial performance and achieved numerous strategic and operational milestones, despite the challenges of historic low interest rates and the slow pace of improvement in the overall economy.

Greg Becker

President and CEO

Roger F. Dunbar

Chairman

30 Years of Innovation

2012 FINANCIAL HIGHLIGHTS

Record net income of $175 million

Record net interest income of $618 million

Exceptional average loan growth of 30 percent and all-time high loan balances of $7.6 billion

All-time high average deposit balances of $17.9 billion

Record average assets of $21.3 billion

Continued strong credit quality with net charge-offs at 31 basis points of average total gross loans

Solid return on equity of 10.09 percent

Continued strong capital and liquidity

We were also named one of Fortune’s 100 Fastest Growing companies. That we were able to deliver such strong results during a year when many banks continued to languish was thanks to our unwavering focus on one mission: being the best financial services partner and thought leader for high growth innovation companies and their investors around the globe.

There are four key elements to achieving this goal, each of which contributed to our success throughout the year:

Supporting our clients at all stages

Supporting our clients wherever they are

Creating an operational infrastructure to make the first two possible

And doing things differently to help our clients succeed

Supporting Clients at all Stages

Supporting our clients at all stages means establishing life-long relationships. SVB has been the partner of choice for start-up companies for 30 years and, in 2012, we continued to cement our position, adding more than 1,800 new early-stage clients. As our startup clients have grown over the years, we have built a world-class suite of products, services and expertise to allow us to meet their needs. These larger clients contributed significantly to our growth in 2012, with loan balances from companies with revenues greater than $75 million increasing by more than 60 percent and surpassing the $2 billion mark. Much of this increase came from sponsor-led-buyout financing, as we have continued to build our reputation for financing middle-market buyouts. Because larger companies are typically heavier consumers of fee-based products, our success in adding and keeping them as clients also helped to drive 16 percent annual growth in core fee income.

Supporting Clients Globally

Innovation companies tend to go global early in their lives. For this reason, SVB has operated globally for decades. More recently, we have implemented a formal global strategy and, in 2012, we achieved two major milestones in that strategy. First, we obtained our banking license in the United Kingdom and opened a branch in London. Demand for our services in this underserved market has been strong, and we added 135 new accounts in our first seven months of operation. While loan and deposit balances in the UK are a relatively small percentage of our overall balance sheet, they are growing rapidly and we expect that growth to continue.

Our second global milestone in 2012 was the launch of our joint venture bank in China, for which we received approval from Chinese regulators in late 2011. Since launching, we have been working with our partner, Shanghai Pudong Development Bank, to build out our offerings, deepen our relationships and open accounts in this market.

SVB FINANCIAL GROUP: letter to Our Stockholders

Operational Infrastructure

Our success globally and with clients of all sizes requires the infrastructure, products and services that can support our growth. To this end, in 2012, we implemented a mobile banking platform; introduced the industry’s first tablet-based business-to-business payment solution; and offered a new streamlined service for bringing clients onboard quickly, with minimal paperwork. We also achieved a significant milestone in our efforts to improve our long-term efficiency with the opening of our new operational hub in Tempe, Arizona. Our presence there gives us access to a significant pool of banking and IT operations talent, while lowering our long-term expense growth trajectory and improving our business continuity framework.

Doing Things Differently

The way we accomplish our goals is as important as the goals themselves. At SVB, we look for ways to do things differently, to make things easier and simpler for our clients, to solve their problems, and to improve their chances of success. This is not just about products and services. It’s about our passion for helping our clients succeed by being responsive to their needs; doing business in a way and at a pace that works for them; and giving them the opportunity to leverage SVB’s experience, knowledge and networks to their own benefit.

One of the best known examples of our doing things differently is our client events. Because of our position in the innovation ecosystem, we are able to offer unique content and connections between entrepreneurs, investors and fast-growing technology companies that no other bank can offer. In 2012, we took this ability to a new level, creating new custom events designed to connect select groups of clients with peers, as well as potential customers and investors, all with the goal of helping them move their businesses forward. In many cases, we enhanced these events by showcasing rare or cult wines from our premium wine clients, as chosen by SVB’s Certified Sommelier. We also helped our clients in ways not typically associated with banks. For example, after Hurricane Sandy devastated lower Manhattan in October, we opened our Midtown offices to clients whose work spaces had been affected.

This approach — this single-minded focus on helping our clients succeed — is what sets us apart. And while we believe it cannot easily be duplicated, we are careful not to be complacent. As we enter 2013, our 30th year, we remain focused on being the best partner possible to our clients — by enhancing our product set and global capabilities; by innovating and finding better ways to solve their problems; and by making it easier for them to do business with us so that they can focus on their own business objectives.

At SVB, we are justifiably proud of the organization we’ve built. Our clients are the world’s most interesting companies. Our employees are dedicated and resourceful and are constantly raising the bar on what it means to help clients succeed. And we have an engaged and active board committed to strong governance and delivering value for shareholders.

We are extremely pleased with the performance we delivered in 2012 and are optimistic going into 2013. Our model and our robust client base have proven to be a powerful engine for growth. We have performed well through some of the most difficult economic years in recent memory and we remain poised for growth as the economy improves and interest rates rise.

Greg Becker President and CEO

Roger F. Dunbar Chairman

SVB FINANCIAL GROUP: Letter to Our Stockholders

svb >

Financial Group

CORPORATE HEADQUARTERS

3005 Tasman Drive Santa Clara, CA 95054 U.S.A.

Phone 408.654.7400 svb.com

FSC www.fsc.org

MIX Paper from responsible sources

FSC® C101537

This letter contains forward looking statements within the meaning of applicable federal securities laws. Such statements are predictions and actual results may differ materially. Information about factors that could cause actual results to differ materially from our forward looking statements is provided in our 2012 Annual Report on Form 10-K.

©2013 SVB Financial Group. All rights reserved. Member Federal Reserve System. SVB>, SVB>Find a way, SVB Financial Group, and Silicon Valley Bank are registered trademarks. FG-13-12733. Rev 03-04-13.